EXHIBIT 10.39

A.S.C. MANAGEMENT, INC.

3724 Jefferson, Suite 306

Austin, Texas  78731

(512) 452-9902

(512) 453-8412 (Fax)

March 28, 2002

Lease Modification

Summary of Basic Lease Provisions

1.	Landlord:	ASC Management, Inc.
2.	Tenant:	EpicEdge, Inc.
3.	Leased Premises:	Suite No. 300
4.	Office Building:	5508 Highway 290 West Austin, Texas 78735

Whereas that certain lease entered into on October 14, 2000 and last amended on September 18, 2001, covering 9890.99 rentable square feet of retail space located in the city of Austin, Texas, is hereby modified as follows:

* Addition of 1254.65 rentable square feet at a base rate of $16 per square foot plus $7.50 per square foot for Operating Expenses

Period	Base Rate	Additional Rental	Operating Expenses	Add. Monthly Payment
4/30/02 – 12/31/02				1,500.00
1/1/03 – 12/31/03				1,600.00
1/1/04 – 12/31/04				1,700.00
1/1/05 – 12/31/05				1,800.00

Contingent on mutual agreement [ILLEGIBLE]

All other terms and provisions of this lease remain in full force and effect.

Landlord		Tenant

/s/ [ILLEGIBLE]		/s/ [ILLEGIBLE]	3/29/2002
ASC Management, Inc.	Date	EpicEdge, Inc.	Date

A.S.C. MANAGEMENT, INC.

3724 Jefferson, Suite 306

Austin, Texas  78731

(512) 452-9902

(512) 453-8412 (Fax)

September 18, 2001

LEASE MODIFICATION

Whereas that certain lease entered into on October 4, 2000, and amended November 29, 2000 and January 11, 2001, by and between ASC Management, Inc., as Landlord and EpicEdge, Inc., as Tenant is hereby modified as follows:

1.   Landlord and Tenant agree to terminate the lease on the second floor space and release each other from any other obligations for that Lease.

2.   In compensation for Landlord releasing Tenant from the second floor lease, Tenant will pay Landlord a $150,000 fee to cover the cost of back rent and finish out costs.

a)   $75,000 of $150,000 will be deducted from the $110,000 finish out contribution amount on deposit with the Landlord.

b)   The remaining $75,000 will be paid to the Landlord in fifteen $5000 monthly payments to begin October 1, 2001.  If any of these payments are not made, it will be considered a Default under the revised Lease.

c)   The remainder of the $110,000 ($35,000) finish out contribution will be converted to a security deposit and be added to the existing $80,000 (for a $115,000 total) security deposit to remain on deposit with the Landlord until the end of the Lease.  The provision in the Lease requiring Landlord to refund back portions of the finish out contribution will be deleted from the Lease.

3.   Tenant will pay all brokerage commissions (up to 6%) due on release of the second floor space.  If Tenant cannot pay in cash those commissions, Landlord will advance the Lease commissions to the brokers.  The Tenant will then repay the commissions to the Landlord at the rate of no less than $5000 per month until the Landlord has been repaid.  Failure to make any of these payments will be considered a Default under the revised Lease.  The commission repayment installments are to be paid consecutively upon the payment of the fifteen $5000 payments for the Lease cancellation fee.

All other terms and provisions of this Lease remain in full force and effect.

Landlord		Tenant

/s/ [ILLEGIBLE]	9/21/01	/s/ [ILLEGIBLE]	9/21/01
ASC Management, Inc.	Date	EpicEdge, Inc.	Date

September 14, 2001

Epic Edge Lease Revision:

1.)           Landlord and tenant agree to terminate the lease on the second floor space and release each other from any other obligations for that lease.

2.)           In compensation for landlord releasing tenant from the second floor lease tenant will pay landlord a $150,000 fee to cover the cost of back rent and finish out costs.

A)          $75,000 of $150,000 will be deducted from the $110,000 finish out contribution amount on deposit with the landlord.

B)            The remaining $75,000 will be paid to the landlord in fifteen $5000.00 monthly payments to begin October 1, 2001.  If any of these payments are not made it will be considered a default under the revised lease.

C)            The remainder of the $110,000 ($35,000) finish out contribution will be converted to a security deposit and be added to the existing $80,000 ($115,000.) security deposit to remain on deposit with the landlord until the end of the lease.  The provision in the lease requiring landlord to refund back portions of the finish out contribution will be deleted from the lease.

3.)           Tenant will pay all brokerage commission (up to 6%) due on the release of the second floor space.  If tenant cannot pay in cash those commissions landlord will advance the lease commissions to the brokers.  The tenant will then repay the commissions to the landlord at the rate of no less than $5000.00 per month until the landlord has been repaid.  Failure to make any of these payments will be considered a default under revised lease.  The commission repayment installments to be paid consecutively upon the payment of the fifteen $5000.00 payments for the lease cancellation fee.

OFFICE LEASE AGREEMENT

This Office Lease Agreement (this “Lease”) is executed effective as the 4th day of October, 2000, between ASC Management, Inc., a Texas corporation (“Landlord”), and EpicEdge, Inc. (“Tenant”), a Texas corporation.

1)    DEFINITIONS

a)     Definitions.  As used in this Lease, the following terms shall have the meanings set forth below:

b)    “Base Amount” the actual Basic Operating Costs incurred by Landlord for calendar year 2001.

c)     “Base Rental” means an annual sum equal to the product obtained by multiplying the “Rental Rate” (as shown in the table below by the number of square feet of Rentable Area in the Premises, payable in equal monthly installments.  The Base Rental for any partial month at the beginning of the Lease Term shall be pro-rated and paid at the rental rate applicable during the first full month of the Lease Term.  Any such pro-rated Base Rental shall be due upon receipt of an invoice from Landlord.  The Base Rental due for the first (1st) full month of the Lease Term shall be deposited with Landlord on or before the Commencement Date of this Lease.

Lease Year	Base Rental (per rsf/per year)	Monthly Base Rental
1	$22.00	$36,667
2	$22.75	$37,917
3	$23.50	$39,167
4	$24.25	$40,417
5	$25.00	$41,667

d)    “Basic Operating Costs” shall have the meaning given to such term in Section 3 of this Lease.

e)     “Building” means the office building located upon the real property at 5508 Highway 290 West, Austin, Travis County, Texas 78745 (the “Land”), as more particularly described in Exhibit “A” attached hereto.  Landlord and Tenant agree that the Rentable Area of the Building is hereby deemed to be 70,000 square feet.

f)     “Building Standard” means the quality and type of materials, finishes and workmanship specified by Landlord for the Building and discussed in Exhibit “D” attached hereto.

g)    “Commencement Date” means the later of (i) the Completion Date (hereafter defined) or (ii) October 15, 2000; provided, however, in the event the Completion Date occurs prior to October 15, 2000, Landlord shall be entitled to advance the October 15, 2000 date to the date which is 2 weeks following the Completion Date by providing 2 weeks prior written notice to Tenant.  If the Commencement Date is other than the first day of a calendar month, the Lease Term will be extended and will be calculated as if the Commencement Date were the first day of the next full calendar month and the Rent hereunder will be prorated for the first partial month.  Tenant’s obligation to pay Rent shall commence on the Commencement Date.

h)    “Completion Date” means the date on which the Building is completed to Base Building Condition (as defined in “Exhibit D”), the Premises are completed to Base Premises Condition (as such is defined in “Exhibit D”) and the Tenant Improvements to be constructed by Landlord within the Premises (defined below) are (i) Substantially Complete; and (ii) Ready for Occupancy (as such terms are defined below).

i)      “Common Areas” means all areas, spaces, facilities and equipment (whether or not located within the Building) made available by Landlord for the common and joint use of Landlord, Tenant and other tenants of the Building and their respective employees, invitees, agents and representatives, including, but not limited to, tunnels, loading docks, walkways, sidewalks and driveways necessary for access to the Building, Parking Areas, Building lobbies, atriums, landscaped areas, public corridors, public rest rooms, Building stairs, elevators open to the public, service elevators (provided that such service elevators shall be available only for tenants of the Building and others designated by Landlord), drinking fountains and any such other areas and facilities available for the common and joint use of Landlord, Tenant and other tenants of the Building and their respective employees, invitees, agents and representatives.

j)      “Complex” means the Land, the Building, and the Parking Areas.

k)     “Lease Term” means a period of sixty (60) months (plus the partial month at the beginning of the Lease Term, if applicable) which shall commence on the Commencement Date and terminate on the last day of the sixtieth (60th) full month after the Commencement Date, unless this Lease is terminated as otherwise provided herein or is renewed in accordance with Exhibit “G” attached hereto.

l)      “Lease Year” means a period of twelve (12) consecutive calendar months.  The first Lease Year shall begin on the first day of the first month following the Commencement Date unless the Commencement Date occurs on the first day of a month, in which event the first Lease Year shall begin on the Commencement Date.

m)    “Normal Business Holidays” means New Years Day, Memorial Day, July 4th (Independence Day), Labor Day, Thanksgiving, Christmas Day and any other day which is recognized by offices in Austin, Texas as a national holiday on which professional employees are not typically required to work.

n)    “Normal Business Hours” for the Building means 7:00 a.m. to 6:30 p.m. Mondays through Fridays and 8:00 a.m. to 1:30 p.m. on Saturdays, exclusive of Normal Business Holidays.

o)    “Parking Areas” means those areas and structures located upon the Land so designated by Landlord from time to time, subject however, to the provisions set forth in Exhibit “E”.

p)    “Premises” means 20,000 square feet of office space consisting of Suite           on the second floor of the Building (10,000 square feet) and Suite             on the third floor of the Building (10,000 square feet) as outlined on the floor plans attached to this Lease as Exhibit “B.”  The Rentable Area of the Premises is hereby deemed to be 20,000 square feet, irrespective of whether the same should be more or less as a result of variations resulting from later re-measurement or actual construction and completion of the Premises for occupancy.

q)    “Punchlist Items” means touch-up, minor finish, mechanical adjustment, or decorator items that do not unreasonably interfere with the occupancy and use of the Premises by Tenant.

r)     “Ready for Occupancy” means a final Certificate or Certificates of  Occupancy have been issued for all of the Premises by all appropriate governmental authorities.

s)     “Rentable Area” means all floor area measured from the inside surface of the outer glass of the Building, excluding only the Service Areas within the outside wall used for the Building’s stairs, fire towers, elevator shafts, vertical penetrations of the Building’s central atrium, flues, vents, stacks, pipe shafts, and vertical ducts (which areas shall be measured from the mid-point of walls enclosing such areas, but including any Service Areas which are for the specific and exclusive use of Tenant, such as special stairs or elevators, plus a pro rata share of the square footage of the Building’s Service Areas and Common Areas.

t)     “Security Deposit” means the sum of $80,000 in cash, to be deposited with Landlord in accordance with the terms of this Lease.

u)    “Service Areas” means those areas, spaces, facilities and equipment serving only the Building (whether or not located within the Building), but to which Tenant and other tenants of the Building will not have general access, including, but not limited to, mechanical, telephone, electrical, janitorial and similar rooms.

v)    “Substantially Complete” means that the Tenant Improvements to be constructed by Landlord within the Rentable Area have been completed in substantial accordance with the Space Plans and the Plans and Specifications (excluding Punchlist Items) as determined by an architect and/or space planner mutually acceptable to both Tenant and Landlord and the Premises are capable of being occupied by Tenant for its intended purpose.

w)    “Tenant Improvements” means those improvements to be constructed in the Premises according to the Tenant Improvements Agreement attached to this Lease as Exhibit “D” (“Tenant Improvements Agreement”).

x)     “Tenant Improvement Deposit” means the sum of $220,000, $110,000 of which shall be deposited by Tenant with Landlord at such time as Landlord receives the building permit from the City of Austin for the construction of the Tenant Improvements, and $110,000 of which shall be payable on the Completion

Date.  Tenants failure to timely deposit the Tenant Improvement Deposit with Landlord shall constitute a Tenant Delay.  The Tenant Improvement Deposit will be used by Landlord to reimburse Landlord for the costs of installing the Tenant Improvements.  If Tenant is not in default at the termination of this Lease, then Landlord shall repay the Tenant Improvement Deposit to Tenant within thirty (30) days following the termination of this Lease.  If Landlord transfers its interest in the Building during the term of this Lease, Landlord may assign its obligation to repay the Tenant Improvement Deposit to the transferee and upon assumption by such transferee of such obligation, Landlord shall have no further liability for the return of the Tenant Improvement Deposit.

y)    “Tenant’s Share” means 28.57%, representing a fraction, the numerator of which is the Rentable Area of the Premises and the denominator of which is the Rentable Area of the Building, subject to future adjustment pursuant to the terms of this Lease.

2)    GENERAL LEASE PROVISIONS

a)     Grant of Lease.  Subject to the provisions contained herein, Landlord hereby leases the Premises to Tenant, and Tenant hereby rents and leases the Premises from Landlord, for the duration of the Lease Term.  During the Lease Term, Tenant shall have the right to use, in common with others and in accordance with the Rules and Regulations attached hereto as Exhibit “C”, the Common Areas.

b)    Quiet Enjoyment.  Provided that Tenant fully and timely performs all the terms of this Lease on Tenant’s part to be performed, including payment by Tenant of all Rent, Tenant shall have, hold and enjoy the Premises during the Term without hindrance or disturbance from or by Landlord; subject, however, to all of the terms, conditions and provisions of any and all ground leases, deeds to secure debt, mortgages, governmental laws, casements, protective covenants, and other encumbrances now or hereafter affecting the Premises, the Building and/or the Complex.

c)     Lease Effectiveness.  From and after the execution date of this Lease by both Landlord and Tenant, the terms of this Lease shall be operable and in full force; provided however, that the Lease Term shall not be deemed to commence nor shall Rent or other charges begin to accrue until the occurrence of the Commencement Date (defined above).

d)    Delays in Completion Date.

i)              If the occurrence of the Completion Date is delayed due to an omission, delay or default attributable to Tenant or anyone acting under Tenant’s direction (such omission, delay or default referred to herein as a “Tenant Delay”), Landlord shall have no liability for such delay, and the obligations of Tenant under this Lease (including, without limitation, the obligation to pay Rent) shall nonetheless commence as of the date that the Completion Date would have occurred but for such Tenant Delay.

ii)             In the event the Completion Date fails to occur on or before December 1, 2000, for any reason whatsoever save and except for Tenant Delays, then Landlord agrees to pay to Tenant the sum of $500 per day for each day which elapses from December, 2000 to the Completion Date, which sum represents liquidated damages for the damages suffered by Tenant by reason of Landlord’s failure to deliver the Premises within the time frame established by this Lease, the parties agreeing that Tenants actual damages would be difficult and impractical to calculate.

iii)            Notwithstanding anything contained herein to the contrary, if the Completion Date does not occur on or before January 1, 2000 (the “Outside Completion Date”), for any reason whatsoever save and except for Tenant Delays, Tenant shall have the option, but not the obligation, to terminate this Lease at any time prior to the occurrence of the Completion Date, in which event Landlord shall immediately return to Tenant that portion of the Tenant Improvement Deposit previously deposited by Tenant with Landlord.

iv)           Neither the liquidated damages provision set forth above, nor Tenant’s ability to terminate this Lease if the Completion Date does not occur by the Outside Completion Date shall alter Landlord’s obligation to diligently pursue the completion of the Tenant Improvements and Landlord agrees that, in addition to the other remedies provided for herein, Tenant shall be entitled to bring an action against Landlord to specifically enforce such obligation.

v)            On or about the Commencement Date, Landlord and Tenant shall execute a Form of Commencement Notice attached hereto as “Exhibit F” which confirms the Commencement Date of the Lease and other information set forth thereon.

e)     Use. The Premises shall be used for general office purposes and uses reasonably incidental thereto and for no other purposes.

3)     RENT

a)     Payment of Rent.  The term “Rent” shall mean, collectively, the Base Rental, Tenant’s Share of any increases in Basic Operating Costs as provided herein, and all other sums of money becoming due and payable to Landlord under this Lease.  Except as otherwise expressly provided in this Lease, from and after the Commencement Date, the Rent shall be due and payable to Landlord in advance, in monthly installments on the first (1st) day of each calendar month during the Lease Term, at Landlord’s address as provided on the signature page of this Lease or to such other person or at such other address as Landlord may from time to time designate in writing.  The Rent shall be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease.  If the Lease Term commences or ends on other than the first day of a calendar month, then the installment of Base Rental for such partial month(s) shall be prorated.  Notwithstanding the foregoing, in the event Tenant is not then in default of its obligations under this Lease, the monthly Base Rental payment payable by Tenant in months 12, 18, 24, 30, 36, 42, 48, and 54 of the Lease Term shall be reduced by $27,500.

b)    Basic Operating Costs.  In addition to the Base Rental, Tenant shall also pay Tenant’s Share of the amount, if any, by which the total Basic Operating Costs for any calendar year after 2001 exceeds the total Base Amount.

i)              No later than December 15, 2001, and no later than fifteen (15) days prior to the commencement of each subsequent calendar year during the Lease Term, Landlord shall provide Tenant with a then current estimate of Basic Operating Costs for the upcoming calendar year, and thereafter Tenant shall pay, as additional rental, in twelve equal monthly installments, Tenant’s Share of the positive difference between Landlord’s estimate of the Basic Operating Costs for the subject calendar year and the Base Amount, if any.  If Landlord’s estimate of the Basic Operating Costs for the subject calendar year is less than the Base Amount, Tenant shall not be required to make any installment payments towards the Basic Operating Costs for such calendar year.

ii)             If the Commencement Date occurs on a date other than the first day of January, or if the Lease Term ends on a date other than the last day of December, Tenant’s Share of the Basic Operating Costs for the year in which the Commencement Date or the termination date occurs (as applicable), shall be prorated.  Tenant shall pay a portion of Tenant’s Share of Basic Operating Costs for the partial year as determined by a fraction, the numerator of which shall be the number of days during such fractional year falling within the Lease Term, and the denominator of which is 365 (or 366, in the case of a leap year).  The provisions of this Section shall survive the expiration date or any sooner termination provided for in this Lease.

iii)            The failure of Landlord to estimate Basic Operating Costs shall in no event relieve Tenant of its obligation to pay the Tenant’s Share of total Basic Operating Cost increases over the total Base Amount.  Notwithstanding the foregoing, until Tenant receives Landlord’s estimate of Basic Operating Costs for an upcoming or current calendar year falling within the Lease Term, Tenant shall not be obligated to make (or increase the amount of, as applicable) any monthly installment of Tenant’s Share of Basic Operating Costs for such upcoming or current calendar year.

iv)           If the Building is not at least ninety-five percent (95%) occupied during any year of the Lease Term (including the calendar year in which the Lease Term commences), the Basic Operating Costs shall be “grossed up” by increasing those components of Basic Operating Costs which vary with occupancy and which are attributable to the year or part of year (as applicable) in which less than 95% of the Rentable Area of the Building is occupied to an amount which Landlord reasonably projects would have been incurred had the Building been ninety-five percent (95%) occupied for such year or part of such year.

v)            On or before April 1 of each calendar year during the Lease Term (including the calendar year following the year in which the Lease Term is terminated), or as soon thereafter as is possible, Landlord shall furnish to Tenant a statement of Tenant’s Share of actual Basic Operating Costs payable by Tenant for the prior calendar year (the “Statement”).  Within thirty (30) days after Tenant receives the Statement, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Basic Operating Costs for the prior calendar year attributable to the difference between the amount, if any, collected by Landlord from Tenant for Tenant’s Share of Basic Operating Costs and the actual amount of Tenant’s Share of Basic Operating Costs.  In the event of an underpayment by Tenant, Tenant shall pay the amount of such underpayment to Landlord within thirty (30) days following delivery of the Statement.  In the event of an overpayment by Tenant, within thirty (30) days following the delivery of the Statement.  Landlord shall, if no Event of Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if an Event of Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance.

c)     “Basic Operating Costs” means all reasonable costs and expenses incurred in each calendar year for operating, maintaining, repairing, managing the Building save and except those costs and expenses which Landlord is to be reimbursed by tenants of the Building. Basic Operating Costs include, but are not limited to, the following:

i)              Wages and salaries of all employees engaged in the direct operation and maintenance of the Building, employer’s social security taxes, unemployment taxes or insurance and any other taxes which may be levied on such wages, salaries, other compensation and the cost of medical, disability and life insurance and pension or retirement benefits for such employees;

ii)             Except as otherwise indicated herein, costs of purchasing all supplies, tools, equipment and materials used in the operation, maintenance, repair (of a non-capital nature) and management of the Building;

iii)            Costs of utilities used in or by all areas of the Building.  Utilities shall be deemed to include water, sewer, power, electricity, gas, fuel, lighting and other necessary utilities used within the Building (but shall exclude cable television and all “nonessential” utilities);

iv)           Costs of all maintenance and service agreements for the Building, including, but not limited to, janitorial service, pest control, security service, traffic control equipment leasing, energy management system leasing, landscape maintenance, alarm service, window cleaning, metal finishing and elevator maintenance;

v)            Costs of all insurance relating to the Building, including, but not limited to, fire and extended coverage insurance and liability insurance applicable to the Building and Landlord’s personal property used solely in connection therewith, plus the cost of all deductible payments made by Landlord in connection therewith (but only to the extent not already deducted as a Basic Operating Cost);

vi)           All taxes and assessments and governmental charges, whether federal, state, county or municipal and whether they be by taxing districts or authorities presently taxing the Building or by others, subsequently created or otherwise, and any other taxes, association dues and assessments attributable to the Building or its operation, excluding, however, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord (collectively referred to herein as “Taxes”).  If the amount of Taxes payable for any calendar year, including year contemplated in the determination of the Base Amount, is changed by final determination of legal proceedings, settlement, or otherwise, such changed amount shall be the Taxes for such year;

vii)          Costs of non-capitalized repairs and general maintenance for the Building (excluding such repairs and general maintenance paid by insurance proceeds, by Tenant or other tenants or third parties);

viii)         Legal expenses incurred with respect to the Building which relate directly to the operation of the Building and which benefit all of the tenants of the Building generally, such as legal proceedings to abate offensive activities or uses or to reduce property taxes (including the cost of non-attorney tax consultants) (but excluding legal fees and expenses incurred with respect to disputes with individual tenants, negotiations of tenant leases, or with respect to the sale, leasing, financing or refinancing of the Building and other matters relating to the ownership rather than the operation of the Building);

ix)            Fees for management services, whether provided by an independent management company, by Landlord or by any affiliate of Landlord, but only to the extent that the costs of such services do not exceed competitive costs for comparable services in comparable buildings of the class, type, size, age and location as the Building, in the office market of the Austin, Texas area (the “Market Area”);

x)             Expenses incurred in order to comply with any federal, state or municipal law, code or ordinance, or regulation which was not promulgated or in effect, or which was promulgated or in effect but not applicable to the Building, as of the Commencement Date of this Lease; and

xi)            Amortization of the cost of improvements or equipment which are capital in nature and which are for the primary purpose of reducing Operating Costs of the Building, up to the amount saved as a result of the installation thereof.  All such costs, including interest, shall be amortized on a straight-line basis, as reasonably determined by Landlord, but in no event beyond the reasonable useful life of such improvement.  Except as expressly permitted by this Subsection, Basic Operating Costs shall not include depreciation or amortization of the Building or its contents or components.

d)    Exclusions from Basic Operating Costs.  Notwithstanding any provision set forth in this Lease to the contrary, Basic Operating Costs shall not include and shall specifically exclude the following:

i)              Specific costs for any capital repairs, replacements or improvements, except as otherwise expressly provided above;

ii)             Expenses for which Landlord is reimbursed or indemnified (either by an insurer, condemnor, tenant, warrantor or otherwise);

iii)            Expenses incurred in leasing or procuring tenants (including but not limited to, leasing commissions, advertising expenses, expenses associated with renovating space for tenants, attorney’s fees in connection with the negotiation and preparation of letters, deal memos, letters of intent, leases, subleases and/or assignments, costs for space planning, and all other costs and expenses incurred in connection with lease, sublease and/or assignment negotiations and transactions with present or prospective tenants or other occupants of the Building);

iv)           Payments for rented equipment, the cost of which would constitute a capital expenditure not permitted pursuant to the foregoing if the equipment were purchased;

v)            Interest, principal, points and fees on debts or amortization on any mortgage or mortgages or any other debt instrument encumbering the Complex, the Building or any portion(s) thereof;

vi)           Any ground lease rental and other ground lease related payments, if any;

vii)          Costs representing an amount paid to Landlord or an affiliate of Landlord which is in excess of the amount which would have been paid in a competitive “arms length” transaction between non-affiliated parties;

viii)         Costs of services provided, taxes attributable to, and costs incurred in connection with, the operation of any retail, restaurant and/or similar operations on the Complex or any portion thereof;

ix)            Costs of installing, maintaining and operating any specialty service such as an observatory, broadcasting facility, luncheon club or an athletic or recreational club, or any other special tenant amenity not otherwise existing as of the Commencement Date;

x)             Costs billed to specific tenants, including but not limited to utility costs for which any tenant directly contracts with the local public services company;

xi)            Costs of correcting defects in the construction of the Building, except that conditions (not occasioned by construction defects) resulting from ordinary wear and tear will not be deemed defects for the purpose of this category;

xii)           Costs of any repairs made by Landlord attributable to the total or partial destruction of the Building or the total or partial condemnation of the Building (whether or not Landlord receives reimbursement therefor);

xiii)          Costs of tools and equipment used initially in the construction, operation, repair, remodeling and/or maintenance of the Building;

xiv)          Costs incurred by Landlord due to the violation by Landlord or any tenant of the Building of the terms and conditions of any lease of space within the Building;

xv)           Costs of performing work, repairs, maintenance, and replacements expressly provided in this Lease to be borne at Landlord’s expense;

xvi)          Amounts paid by Landlord (including interest and penalties) in order to cause the Building to comply with or cure violations of statutes, laws, notes or ordinances promulgated and/or enacted as of the Commencement Date;

xvii)         Costs for sculpture, paintings or other objects of art;

xviii)        Costs (including in connection therewith all attorneys’ fees and costs of settlement, judgments and payments in lieu thereof) arising from claims, disputes or potential disputes in connection with potential or actual claims, litigation or arbitration pertaining to Landlord, the Complex and/or the Building or any parts thereof;

xix)          Insurance costs related to the non-Building Standard improvements of other tenants in the Building; and

xx)           Costs and expenses incurred by Landlord (including but not limited to attorneys’ fees, appraisal fees and consulting fees) in any condemnation or eminent domain action or claim.

There shall be no duplication of costs or reimbursement.

c)     Disputes Regarding Basic Operating Costs.  If there exists any dispute as to the calculation of the Basic Operating Costs and/or Tenant’s Share of Basic Operating Costs (such dispute referred to herein as an “Operating Cost Dispute”) Tenant shall so notify Landlord in writing within thirty (30) days after receipt of the Statement.  Such notice shall specify the items which constitute the Operating Cost Dispute.  Subject to the satisfaction of the conditions specified below, within ten (10) business days after Tenant delivers such notice to Landlord, Landlord shall provide Tenant with written documentation and other supplementary information which substantiates Landlord’s calculation of the amount of Basic Operating Costs and/or Tenant’s Share of the Basic Operating Costs for the applicable calendar year.  Notwithstanding the existence of an Operating Cost Dispute, Tenant shall timely pay the amount in dispute as and when required under this Lease; provided however, that in no event shall such payment be deemed to prejudice or otherwise limit Tenant’s position and/or rights.  Landlord shall not be required to provide any written documentation or other supplementary information to Tenant unless all sums shown to be due by Tenant on the Statement are paid in full.  If an Operating Cost Dispute is resolved in favor of Tenant , Landlord shall, within ten (10) days after the resolution of such dispute, refund any overpayment to Tenant.  If Landlord and Tenant are unable to resolve such Operating Cost Dispute within thirty (30) days after Tenant delivers the initial notice of the Operating Cost Dispute to Landlord, the Operating Cost Dispute shall be referred to a mutually satisfactory third party certified public accountant for final resolution, subject to the audit rights of Tenant set forth below.  The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute).  The determination of such certified public accountant shall be final and binding, subject to the audit rights of Tenant set forth below, and final settlement shall be made within thirty (30) days after receipt of such accountant’s decision.  If Tenant fails to dispute the calculation of Tenant’s Share of Basic Operating Costs in accordance with the procedures and within the time periods specified in this Subsection, or to request an audit of the Basic Operating Costs in accordance with the procedures set forth below, the Statement shall be considered final and binding for the calendar year in question.

f)     Tenant’s Audit Rights.  Tenant, at Tenant’s expense, shall have the right, no more frequently than once per twelve (12) month period, following ten (10) days’ prior written notice to Landlord, to audit Landlord’s books and records relating to the Basic Operating Costs the Building and the Complex for the immediately preceding twenty-four (24) month period only; provided that such audit does not unreasonably interfere with the conduct of Landlord’s business.  Without limitation upon the foregoing, Tenant’s right to audit Landlord’s books and records shall be subject to the following conditions:

i)              Such audit shall be conducted during normal business hours and at the location where Landlord customarily maintains its books and records;

ii)             Tenant shall deliver to Landlord a copy of the results of such audit within ten (10) days after receipt of such results by Tenant;

iii)            No audit shall be permitted if Tenant is in monetary default under this Lease;

iv)           Tenant shall reimburse Landlord within ten (10) days following written demand for the costs of all copies requested by Tenant’s auditor; provided however, that in no event shall the per page copy cost exceed $0.10;

v)            Such audit must be conducted by an independent nationally recognized accounting firm or a local accounting firm reasonably acceptable to Landlord and Tenant;

vi)           No subtenant will have the right to conduct an audit;

vii)          If, during any twelve (12) month period, an assignee of Tenant (as permitted by this Lease) has conducted an audit of Landlord’s books and records, Tenant will be prohibited from auditing during such twelve (12) month period; and, similarly, if Tenant has audited such calendar year or given such notice, any assignee of Tenant shall be prohibited from conducting an audit during such twelve (12) month period; and

viii)         Any assignee’s audit right will be limited to the period after the effective date of the assignment.

Unless Landlord in good faith disputes the results of such audit, an appropriate adjustment shall be made between Landlord and Tenant to reflect any overpayment or underpayment of Basic Operating Costs within thirty (30) days after delivery of such audit’s results to Landlord.  In the event of an overpayment by Tenant, within thirty (30) days following the delivery of such audit, Landlord shall, if no monetary Event of Default exists hereunder, make a cash payment to Tenant in the amount of such overpayment, or, if a monetary Event of Default exists hereunder, credit such overpayment against delinquent Rent and make a cash payment to Tenant for the balance.  If Landlord in good faith disputes the results of any such audit, the parties shall in good faith attempt to resolve any disputed items.  If Landlord and Tenant are able to resolve such dispute, final settlement shall be made within ten (10) days thereafter.  If the parties are unable to resolve any such dispute, any sum on which there is no longer dispute shall be paid and any remaining disputed items shall be referred to a mutually satisfactory third party certified public accountant for final resolution.  The cost of such certified public accountant shall be paid by the party found to be least accurate (in terms of dollars in dispute).  The determination of such certified public accountant shall be final and binding and final settlement shall be made within ten (10) days after receipt of such accountant’s decision.

g)    Late Payments; Dishonored Checks.

i)              If any installment of Rent is not received within five (5) days after the date due (without in any way implying Landlord’s consent to such late payment), Tenant, to the extent permitted by law, agrees to pay, in addition to such installment of Rent, a late payment charge equal to five percent (5%) of the installment of Rent due, it being understood that such late payment charge shall be for the purpose of reimbursing Landlord for the additional costs and expenses which Landlord presently expects to incur in connection with the handling and processing of late payments.

ii)             Notwithstanding the foregoing, the late payment charge shall be increased to ten percent (10%) of the installment of Rent then due if Tenant becomes responsible for a late payment charge more than twice during any consecutive twelve (12) month period.  Such charge shall revert to five percent (5%) after Tenant has paid Rend for twelve (12) consecutive months without incurring a late charge.  In the event of any such late payment(s) by Tenant, the additional costs and expenses so resulting to Landlord will be difficult to ascertain precisely and the foregoing charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses.  Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any other rights or remedies granted hereunder unless such default is otherwise cured within the time period provided in this Lease.

iii)            In addition to the late payment charge set forth above, all Rent, if not paid within thirty (30) days of the date due, shall, at the option of Landlord, and to the extent permitted by law, bear interest from the date due until paid at the lesser of (1) the rate of eighteen percent (18%) per annum or (2) the maximum rate of interest then permissible for a commercial loan to Tenant in the State of Texas (the “Default Rate”).

iv)           If any check is tendered by Tenant and not duly honored with good funds, Tenant shall, in addition to any other remedies available to Landlord under this Lease, pay Landlord a “NSF” fee of $25.00.

h)    Security Deposit.  The Security Deposit shall be deposited with Landlord by Tenant contemporaneously with the delivery by Tenant to Landlord of this Lease.  The Security Deposit shall be held by Landlord as security for the performance by Tenant of Tenant’s covenants and obligations under this Lease, it being expressly understood that the Security Deposit shall not be considered an advance payment of Rent or a measure of Tenant’s liability for damages in case of default by Tenant.  Landlord may, from time to time, without prejudice to any other remedy, use the Security Deposit to the extent necessary to make good any arrearages of Rent or to satisfy and other covenant or obligation of Tenant hereunder.  Following any such application of the Security Deposit, Tenant shall pay to Landlord, on demand, the amount so applied in order to restore the Security Deposit to its original amount.  If Tenant is not in default at the termination of this Lease, the balance of the Security Deposit remaining after any such application shall be returned by Landlord to Tenant within thirty (30) days following the termination of this Lease.  If Landlord transfers its interest in the Building during the term of this Lease, Landlord may assign the Security Deposit to the transferee and upon assumption by such transferee of liability for the Security Deposit, Landlord shall have no further liability for the return of such Security Deposit.

4)    TENANT PARKING

a)     Unreserved Parking.  Tenant shall be entitled to use one (1) parking space per 250 square feet of Rentable Area of the Premises, for a total of 80 parking spaces.  70 of those spaces shall be provided on an unassigned basis within the Parking Areas at no charge to Tenant during the Lease Term (including any renewals thereof), and 10 of the spaces shall be reserved spaces, as hereafter provided.

b)    Reserved Parking.  In addition to the unassigned parking spaces available to Tenant as specified above, Tenant shall be entitled to the exclusive use of 10 reserved covered parking spaces, at no charge to Tenant during the Lease Term (and any renewals thereof).  Such spaces are identified on Exhibit “E.”

c)     Parking Rules.  Tenant’s use of the Parking Areas shall be subject to the terms and conditions set forth on Exhibit “E”.  If Tenant fails to observe the Parking Rules specified in Exhibit “E” with respect to the Parking Areas, then Landlord shall have the right to remove from the Parking Areas many vehicle belonging to Tenant or its employees, licenses or invitees which is in violation of such Parking Rules.

d)    Parking Availability.  Notwithstanding any provision contained in this Lease to the contrary, Landlord shall ensure that the Parking Areas will at all times accommodate the number of parking spaces allocable to Tenant and other tenants in the Complex.  If parking permits are required for the use of the Parking Areas, Landlord shall issue to Tenant parking permits in an amount sufficient to accommodate the total number of parking spaces allocated to Tenant as set forth in this Section.  Landlord shall not be obligated to provide Tenant with any additional parking permits.

5)    LANDLORD SERVICES

a)     Services to be Furnished by Landlord.  So long as no material Event of Default exists under this Lease, Landlord shall furnish Tenant, the Building and the Premises (as applicable) with the following services:

i)              Potable hot and cold water (and the facilities required therefor) and chilled water at drinking fountains (and the drinking fountain facilities) at those points of supply provided for general use of other tenants in the Building and as necessary to service any kitchen facilities within the Premises approved by Landlord and provided solely for the use of Tenant and its employees.  If Tenant requires water supply other than as provided in the preceding sentence, or if Tenant requires chilled water in connection with any supplemental air conditioning equipment servicing the Premises, Landlord may install separate meters at the cost of Tenant.  Landlord may elect to have all charges for the water services (including chilled water) separately metered to the Premises billed directly to Tenant and Landlord shall make a corresponding adjustment to Tenant’s Share of Basic Operating Costs;

ii)             Central heating, air conditioning and ventilation in season, in the Premises, the Building and appropriate Common Areas, during Normal Business Hours, at such temperatures and in such amounts as are considered to be standard for similar class office buildings within the Market Area or as required by statutes, codes, ordinances or other mandates issued by governmental authorities;

iii)            Routine maintenance and electric lighting service for all Common Areas and Service Areas of the Building and the Complex in the manner and to the extent as to be considered standard for similar class office buildings within the Market Area or as required by statutes, codes, ordinances or other mandates issued by governmental authorities;

iv)           Janitorial services within the Premises and the Building not less than five (5) workdays per week (exclusive of Normal Business Holidays) at a level comparable to that provided in similar class office buildings within the Market Area.

v)            Replacement, as necessary, of all Building Standard fluorescent and incandescent bulbs, lamps and ballasts in Building Standard light fixtures within the Premises, the Common Areas and the Service Areas.

vi)           Electricity and facilities in the amounts and types sufficient for lighting the Premises and for the operation therein of typewriters, computers, computer servers, voicewriters, calculating machines, work processing equipment, photographic and reproduction equipment, copying machines, personal computers, and similar items of business equipment which consume and require the greater of either (i) the wattage and voltage specified in Tenant’s finish-out plans and specifications; or (ii) six (6) watts or less per square foot of Rental Area of the Premises and a voltage of 120 volts single phase or less (such amounts and types deemed to be Building Standard.)  If Landlord determines that Tenant will require, or is consuming, lighting in excess of Building Standard or power in excess of the Building Standard, Tenant shall reimburse Landlord for the cost of any additional equipment, such as transformers, risers and supplemental air conditioning equipment, which Landlord’s engineer reasonably deems necessary to accommodate such above standard consumption.  Landlord may install, at Tenant’s cost, separate meters to all or a portion of the Premises to monitor such above standard consumption.  If separate utility meters are provided to the Premises or to other areas of the Building that are leased or leasable to other tenants, Landlord may elect to have all charges for the separately metered utilities billed directly to the party using such utilities, and Landlord shall make a corresponding adjustment to Tenant’s Share of the Basic Operating Costs, as applicable.

vii)          Passenger elevator service in common with other tenants of the Building for ingress to and egress from the floor(s) upon which the Premises are situated, twenty-four (24) hours a day, seven (7) days a week, and non-exclusive freight elevator service to the Premises during Normal Business Hours and at other times upon one (1) day’s prior notice to Landlord.  The foregoing elevator service shall be subject to the Rules and Regulations for the Building and temporary cessation for ordinary repair and maintenance and during times when life safety systems override normal Building operating systems.

b)    Additional Services.  If Tenant requires services, including cleaning services, for hours or days in addition to the hours and days specified above, Landlord shall, if possible, provide such additional service(s) after reasonable prior written request therefor from Tenant, and Tenant shall reimburse Landlord for the actual costs for such additional service(s).  Heating and air conditioning for periods other than during Normal Business Hours shall be furnished on demand via a card key, telephone dial-in or other system which provides Tenant with immediate availability of such services, and Tenant shall bear the cost thereof at the rate equal to Landlord’s actual cost for providing such heating and air conditioning services.  If any other tenant within the same HVAC zone as the Premises also requests after hours heating or air conditioning service during the same period as Tenant, Landlord shall equitably allocate the cost thereof among all tenants within the same zone requesting such service.  Landlord shall have no obligation to provide any additional service to Tenant at any time Tenant is in material default under this Lease unless Tenant pays to Landlord, in advance, the cost of such additional service(s).

c)     Access to Building.  Subject to reasonable security measures conducted by Landlord, the Building shall be accessible twenty-four hours a day, seven days a week.

d)    Interruption of Services.  No failure to furnish, or any stoppage of, the services referred to in this Section which results from any cause beyond the reasonable control of Landlord shall make Landlord liable in any respect for damages to any person, property or business, or be construed as an eviction of Tenant, or entitle Tenant to any abatement of Rent or other relief from any of Tenant’s obligations under this Lease.  Should any malfunction of any system or facilities occur within the Building or the Premises or should maintenance or alterations of such systems or facilities become necessary; Landlord shall repaid the same promptly and with reasonable diligence, and Tenant shall have no claim for rebate, abatement of Rent, or damages because of malfunctions or any such interruptions in service unless caused by Landlord’s gross negligence or willful misconduct.  Notwithstanding the foregoing, if Tenant is prevented from making reasonable use of the Premises due to an interruption, curtailment or a suspension of services or closure of the Premises or the Building occasioned directly by reason of Landlord’s gross negligence or willful misconduct (collectively, an “Interruption”) and (i) if such Interruption shall continue for more than two (2) consecutive days; and (ii) such Interruption has not been caused by an act of Tenant, or Tenant’s servants, employees or contractors, then Tenant shall be entitled to an abatement of Rent beginning on the third (3rd) consecutive day of such Interruption and ending on the date such Interruption ceases.

6)    SIGNAGE

a)     Interior Signage.  Landlord shall, at Landlord’s sole cost and expense, provide and install one (1) Building Standard identification sign per floor within the Premises and add Tenant’s name and suite number to all Building directories in the lobby (the “Base Building Signage”).

b)    Exterior Signage.  Upon Landlord’s prior written approval (which such approval shall not be unreasonably withheld, conditioned or delayed), Tenant may, at Tenant’s sole cost and expense, erect signage consisting of Tenant’s name and logo on the Building tower (such signage referred to herein as the “Exterior Signage”).  The exact size, design and location of the Exterior Signage shall be mutually agreed upon between Landlord and Tenant and must comply with all applicable governmental regulations, laws and codes.

c)     Removal of Signage.  Tenant, at its sole cost and expense, shall remove all non-standard building signage upon the termination of this Lease and shall repair any damage caused by such removal.

7)    REPAIR AND MAINTENANCE

a)     Repair and Maintenance by Landlord.  Except for those repairs required to be made by Tenant as set forth below, Landlord shall be responsible for the maintenance and repair of (i) all exterior and load-bearing walls; (ii) floors (but not floor coverings); (iii) mechanical, electrical, plumbing and HVAC systems and equipment servicing the Building and Common Areas (save and except non-Building standard systems servicing only the Premises; (iv) the roof of the Building; (v) the Common Areas; (vi) the Service Areas; (vii) the Parking Areas; and (viii) all restroom areas (whether or not such areas are deemed as part of the Common Areas).  In no event shall Landlord be responsible for the maintenance or repair of improvements made by or at the request of Tenant which are not Building Standard and which service only the Premises.  All requests for repairs must be submitted to Landlord in writing, except in the case of an emergency.  The cost of repairs and maintenance by Landlord pursuant to this Section are included in Basic Operating Costs, except to the extent otherwise expressly excluded.

b)    Maintenance by Tenant.  Tenant shall maintain the Premises in a clean and orderly condition and shall not commit or allow any waste to be committed on any portion of the Premises, and at the termination of this Lease shall deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by fire or casualty loss (unless caused by Tenant) excepted.

c)     Repairs by Tenant.  Tenant shall, at Tenant’s cost, repair or replace any damage to the Premises (including doors and door frames, interior windows and any kitchen equipment such as dishwashers, sinks, refrigerators, trash compactors and non-Building Standard plumbing and other mechanical systems related thereto) that is not (i) caused by Landlord or Landlord’s employees, agents, contractors, representatives or invitees; (ii) included as part of Landlord’s repair responsibilities set forth above; or (iii) contemplated as part of the responsibilities of Landlord under the Tenant Improvements Agreement, if any.  Furthermore, Tenant shall, at Tenant’s cost, repair or replace any damage to the Complex, or any part thereof, caused by Tenant or any employee, officer, contractor, agent, subtenant, guest, licensee or invitee of Tenant (except that with respect to any such damage outside of the Premises or below floor coverings, above ceilings or behind walls or columns, such damage shall be repaired by Landlord, but at the cost of Tenant (plus an administrative charge equal to five percent (5%) of cost.))  Unless otherwise contested in good faith by Tenant, if Tenant fails to make such repairs or replacements within thirty (30) days after receipt of written notice from Landlord, Landlord may, at Landlord’s option, make such repairs or replacements at the cost of Tenant (plus an administrative charge equal to five percent (5%) of cost). The cost of all repairs performed by Landlord pursuant to this Subsection shall be payable by Tenant to Landlord within fifteen (15) business days following Tenant’s receipt of an invoice as additional Rent.  Notwithstanding anything contained herein to the contrary, if any such damage is covered by Landlord’s insurance, in whole or in part, Tenant’s liability under this Subsection shall be limited to the deductible payable by Landlord and any portion of such cost not covered by Landlord’s insurance.  In connection with repairs by Tenant, Tenant shall provide Landlord with a copy of the contractor agreement regarding such repairs, copies of certificates of insurance evidencing contractor coverage satisfactory to Landlord, copies of “as-built” plans and specifications and other information or documentation reasonably required by Landlord.  Further, Tenant shall not be responsible for repair of any part of the Premises covered by a contractor’s or manufacturer’s warranty or guaranty, and Landlord shall be responsible for any such repairs.

8)    ALTERATIONS AND IMPROVEMENTS

a)     Alterations, Additions, Improvements to Premises.  Tenant will make no alterations, changes, improvements, replacements or additions to the Premises, without the prior written consent of Landlord (which consent shall not be unreasonably withheld, conditioned or delayed) if such alterations, changes, improvements, replacements or additions will affect, in any way, the mechanical, electrical, plumbing, HVAC and/or structural components of the Building (such alterations, changes, improvements, replacements or additions collectively referred to herein as the “Structural Alterations”).  Landlord may, at its option, require Tenant to submit plans and specifications to Landlord for approval prior to commencing any Structural Alterations.  All Structural Alterations shall be performed by a contractor on Landlord’s approved list (a copy of which may be obtained from the Building manager).  All alterations, changes, improvements, replacements or additions, whether or not deemed to be Structural Alterations (collectively referred to herein as the “Alterations”), shall be done in a good and workmanlike manner and in compliance with all applicable laws or ordinances, including, but not limited to, Title III of the American With Disabilities Act of 1990 or Tex. Civ. Stat. Ann. art. 9102 (collectively, the “Disability Laws”) and the Texas Architectural Barrier Statute.  Tenant shall require that any contractors used by Tenant to perform Alterations carry a commercial liability (including builder’s risk) insurance policy in such amounts as Landlord may reasonably require and shall provide Landlord with proof of such insurance if requested in writing by Landlord prior to the commencement of any Structural Alterations.  TENANT SHALL INDEMNIFY AND HOLD LANDLORD HARMLESS FROM, AND REIMBURSE LANDLORD FOR AND WITH RESPECT TO, ANY AND ALL COSTS AND EXPENSES (INCLUDING REASONABLE ATTORNEY’S FEES), DEMANDS, CLAIMS, CAUSES OF ACTION AND LIENS ARISING FROM AND IN CONNECTION WITH ANY ALTERATIONS PERFORMED BY TENANT.  All persons performing work in the Building at the request of Tenant shall register with the Building manager prior to initiating any work.  Upon completion of any Structural

Alterations, Tenant shall provide Landlord with a copy of its building permit, final inspection tag and final “as built” plans and specifications, if applicable.  Except for the Tenant Improvements (which shall be governed by the Tenant Improvements Agreement), all installations and improvements now or hereafter placed on the Premises at the request of Tenant shall be at Tenant’s cost and if Landlord performs such installations or improvements on Tenant’s behalf, such cost (plus a construction management fee equal to three percent (3%) of hard costs) shall be payable by Tenant to Landlord within fifteen (15) business days following Tenant’s receipt of an invoice as additional Rent.

b)    Removal of Alterations.  Upon the termination of this Lease, Tenant may remove its trade fixtures, office supplies, desk or workspace partitions, cubicles, power strips and related equipment, and movable office furniture and equipment not materially attached to the Building provided (1) such removal is made prior to the termination or expiration of the Lease Term; (2) Tenant is not then in default in the timely performance of any material obligation or covenant under this Lease; and (3) Tenant promptly repairs all damage caused by such removal.  Save and except for the items, fixtures and equipment specified above, all articles attached or affixed to the floor, wall, or ceiling of the Premises shall, immediately upon installation, be deemed the property of Landlord and shall be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor.  If, however, Landlord so requests in writing, Tenant will, at Tenant’s sole cost and expense, prior to the termination or expiration of the Lease Term, remove any and all trade fixtures, office supplies and office furniture and equipment placed or installed by Tenant in the Premises, and any non-Building Standard Alterations (other than the Tenant Improvements) installed by Tenant or installed by Landlord at Tenant’s request in the Premises and which Landlord designated as being subject to removal at the time of approval, and will repair any damage caused by such removal. Notwithstanding the foregoing, Tenant shall not be responsible for removing any telephone or data network cabling from the Premises or the Building, unless Landlord expressly makes such removal a condition precedent to approving Tenant’s installation thereof.

9)    COMPLIANCE WITH STATUTES, LAWS AND RULES

a)     Tenant’s Compliance with Laws.  Tenant, at Tenant’s sole cost and expense, shall comply with all current and subsequent federal, state, municipal and other laws and ordinances (collectively referred to herein as the “Laws”) applicable to the use of the Premises, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all environmental laws and regulations; will not engage in any activity which would cause Landlord’s fire and extended coverage insurance to be canceled or the rate increased (or, at Landlord’s option, Tenant will pay any such increase); and will not commit any act which is a nuisance or annoyance to Landlord or to other tenants in the Building or which might, in the reasonable judgment of Landlord, appreciably damage Landlord’s goodwill or reputation, or tend to injure or depreciate the value of the Building.  Without limiting the foregoing, Tenant shall not place or permit to remain within the Premises any “hazardous materials” as such term is now or hereafter defined under applicable environmental laws, except cleaning supplies, copier toner or other similar type products commonly found in commercial office space, provided such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements.  Notwithstanding the foregoing, nothing in this Subsection shall be construed as requiring Tenant to be responsible for any legal requirements applicable to the structural portions of the Premises, the Common Areas, any restrooms within the Building (other than restrooms constructed by or at the special request of Tenant) or the Building Standard mechanical, electrical, plumbing or HVAC systems, unless the failure to comply with any such legal requirements is caused by Tenant or anyone acting for Tenant.

b)    Tenant’s Compliance with Rules and Regulations.  Tenant will comply with the Rules and Regulations of the Building as reasonably adopted and altered by Landlord from time to time in accordance with the provisions of Exhibit “C”.  All changes to such rules and regulations will be sent by Landlord to Tenant in writing.  The current rules and regulations for the Building are attached hereto as Exhibit “C”.

c)     Landlord’s Compliance with Laws and Enforcement of Rules.  Landlord, at Landlord’s sole cost and expense, shall comply with all current and subsequent Laws applicable to the operation and maintenance of the Building, the Common Areas and the Complex and shall use all commercially reasonable efforts to ensure that other tenants of the Building and their respective employees, agents, visitors and invitees comply with all such Laws and the Rules and Regulations governing the use of the

Building, the Common Areas and the Complex, Landlord shall enforce the Rules and Regulations uniformly among all tenants of the Building and their respective employees, agents, visitors and invitees.

d)    Compliance with Disability Laws.  Tenant, at its sole cost, shall be responsible for compliance with Disability Laws with respect to (1) the Premises (excluding the Tenant Improvements, if any), (2) the Tenant Improvements if Tenant engaged the architect that prepared the Plans and Specifications, (3) all Alterations made to the Premises or any other acts of Tenant after the Commencement Date, (4) all requirements of Disability Laws that relate to the employer-employee relationship or that are necessitated by the special needs of any employee, agent, visitor or invitee of Tenant and that are not required to be provided generally, including, without limitation, requirements related to auxiliary aids and graphics installed by or on behalf of Tenant (other than Base Building Signage), and (5) all requirements of Disability Laws that relate to private restrooms constructed by or at the special request of Tenant.  Landlord, at its sole cost and expense, shall be responsible for compliance with Disability Laws with respect to the Common Areas (including restrooms located upon full floors leased by Tenant) and the Service Areas and the Tenant Improvements if Landlord engaged the architect that prepared the Plans and Specifications.  Neither party shall be in default under this Subsection for its failure to comply with Disability Laws so long as the responsible party is either contesting in good faith, and by legal means, the enforcement of Disability Laws, or undertaking diligent efforts to comply with Disability Laws.

10)  ACCESS TO PREMISES

Tenant agrees to permit Landlord and its employees, agents, contractors or representatives to enter into and upon any part of the Premises at all reasonable hours upon reasonable prior written notice (and in the case of emergencies at all times and without notice) to inspect the same or to clean or make repairs, alterations or additions thereto.  During the last sixty (60) days of the Lease Term (or any renewal thereof, if applicable), Landlord and/or its employees, agents or representatives may enter into and upon any part of the Premises during reasonable hours and upon reasonable prior written notice to show the Premises to prospective purchasers, mortgagees, insurers or tenants.  Tenant shall not be entitled to any abatement or reduction of Rent by reason of Landlord’s exercise of its rights granted pursuant to this Section provided however, that Landlord uses commercially reasonable efforts to minimize any disruption to the conduct of Tenant’s business by reason of any such entry.  No notice shall be required with respect to entry by Landlord, or its employees, agents or contractors to perform routine janitorial services occurring after Normal Business Hours.

11)  ASSIGNMENT AND SUBLETTING

a)     No General Assignment and Subletting by Tenant.  Except as otherwise set forth in this Section or elsewhere in this Lease, Tenant shall not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license being hereinafter referred to as a “Transfer”) without the prior written consent of Landlord, which consent shall not be unreasonably conditioned, withheld, or delayed, and any attempt to effect a Transfer without such consent of Landlord shall be void and of no effect.  In order for Tenant to make a Transfer, Tenant must request in writing Landlord’s consent at least ten (10) business days in advance of the date on which Tenant desires to make a Transfer and pay Landlord a $250.00 fee for reviewing such request (the “Review Fee”).  Such request shall include the name of the proposed assignee or sublessee, current financial information on the proposed assignee or sublessee and the terms of the proposed Transfer (including the date Tenant desires to make such Transfer).  Landlord shall, within ten (10) business days following receipt of such request, notify Tenant, in writing, if (i) Landlord will permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord (in which case such assignment or subletting may take place promptly thereafter), or (ii) Landlord will refuse to permit such assignment or subletting and shall continue this Lease in full force and effect as to the entire Premises.  If Landlord shall fail to notify Tenant in writing of such election within such ten (10) business day period, Landlord shall be deemed to have elected option (ii) above.  If Landlord elects option (ii) above, Landlord shall return the Review Fee to Tenant.  If Landlord elects to exercise option (i) above, Tenant agrees to provide, at its expense, direct access from any sublet space or concession area to a public corridor of the Building, and such other improvements, alterations or additions as may be required by applicable law, if any.

b)    Permitted Assignment or Subletting by Tenant.  Notwithstanding the foregoing or anything else to the contrary in this Lease, Tenant shall have the right, without obtaining Landlord’s prior consent, to assign this Lease or sublet all or any portion of the Premises to (i) any person or entity who controls or owns, is controlled or owned by, or is under common control or ownership with the original Tenant named in this Lease; or (ii) to any person or entity who may be “incubated” by or partnered with Tenant for the purposes of intellectual property development, research, sales or similar activity (an “Affiliate Transfer”).  The term “control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled or owned person or entity.  Tenant shall provide Landlord with written notice of any Affiliate Transfer within twenty (20) business days following the effective date thereof.

c)     Provisions Relating to Transfers and Affiliated Transfers.  Notwithstanding that the prior express written consent of Landlord to a Transfer may have been obtained under the provisions of this Section or that such permission is not required, the following shall apply to all Transfers (including Affiliate Transfers):

i)              In the event of an assignment or sublease, Tenant shall (A) in the case of an assignment, cause the assignee to expressly assume in writing and to agree to perform, all of the covenants, duties and obligations of Tenant hereunder, and such assignee shall be jointly and severally liable therefor along with Tenant; and (B) agree with Landlord that, except in the case of an Affiliate Transfer, if the rent or other consideration due and payable by a sublessee or assignee under any such permitted sublease or assignment exceeds the Rent for the portion of the Premises so transferred, then Tenant shall pay Landlord as additional rental hereunder fifty percent (50%) of all such excess rental and other consideration immediately upon receipt thereof by Tenant from such transferee; provided however, that the amount of excess rental shall be calculated only after Tenant has deducted all reasonable costs and expenses incurred by it in connection with such Transfer;

ii)             No usage of the Premises different from the usage herein provided to be made by Tenant shall be permitted, and all of the terms and provisions of this Lease shall continue to apply after a Transfer; and

iii)            Tenant will nevertheless remain directly and primarily liable for the performance of all the covenants, duties and obligations of Tenant hereunder (including, without limitation, the obligation to pay Rent), and Landlord shall be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons.

d)    No Deemed Consent for Subsequent Transfers.  The consent by Landlord to a particular Transfer shall not be deemed a consent to any other subsequent Transfer.  If this Lease, the Premises or the Tenant’s leasehold interest therein, or if any portion of the foregoing is Transferred, or if the Premises are occupied in whole or in part by anyone other than Tenant without obtaining the prior consent of Landlord as may be required herein, Landlord may nevertheless collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder, but no such transaction or collection of rent or application thereof by Landlord shall be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.

12)  LIENS

Tenant will not permit any mechanic’s liens, materialmen’s liens or other liens to be placed upon the Premises or the Complex for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, and nothing in this Lease shall be deemed or construed in any way as constituting the consent or request of Landlord, express or implied, by inference or otherwise, to any person for the performance of any labor or the furnishing of any materials to the Premises, or any part thereof, nor as giving Tenant any right, power, or authority to contract for or permit the rendering of any services or the furnishing of any materials that would give rise to any mechanic’s or other liens against the Premises or the Complex.  If any such lien is attached to the Premises or the Complex and not discharged by payment, bonding or otherwise (or is not diligently contested by Tenant) within twenty (20) days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same.  Any amount paid by Landlord for the aforesaid purpose shall be paid by Tenant to Landlord on demand as additional Rent and bear interest at the Default Rate until paid.

13)  INSURANCE

a)     Property Insurance.

i)              Landlord shall maintain a policy or policies of all risk extended coverage insurance on the portion of the Building that is the property of Landlord, including Alterations by Tenant that have become the property of Landlord, in an amount equal to the replacement cost thereof.  Such insurance shall be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder shall be made solely to Landlord or the mortgagees of Landlord as their interests shall appear.  If insurance premiums for the Building increase due to:  (1) the Tenant Improvements to the Premises in excess of Building Standard or any subsequent improvements made by Tenant to the Premises (such improvements to be made only in accordance with this Lease) or made by Landlord at Tenant’s request, or (2) as a result of Tenant’s use, Landlord may elect to invoice Tenant directly for such increased premiums rather than including same in Basic Operating Costs, in which event, Tenant will pay such invoice within fifteen (15) business days of receipt.

ii)             Tenant shall maintain a policy or policies of all risk extended coverage insurance on all of its personal property, including removable trade fixtures, located on the Premises, in an amount equal to full replacement cost and endorsed to provide that Tenant’s insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord.  Such insurance shall be maintained at the expense of Tenant and payment for losses thereunder shall be made solely to Tenant or the lienholders of Tenant as their interests shall appear.  Tenant shall, upon Landlord’s reasonable request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant’s compliance with this Subsection.  Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a property insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

b)    Liability Insurance.

i)              Landlord shall (as a part of Basic Operating Costs) maintain a policy or policies of commercial general liability insurance covering the Building and all Common Areas and Service Areas, but excluding the Premises, insuring against claims for personal or bodily injury or death or property damage occurring upon, in or about the Building or Common Areas and Services Areas (including contractual indemnity and liability coverage) affording protection to the limit of not less than $1,000,000.00 combined single limit in respect to injury or death to any number of persons or property damage arising out of any one occurrence.  Landlord’s insurance shall contain an endorsement that Landlord’s insurance is primary for claims arising out of an incident or event occurring within the Common Areas and Service Areas.  Landlord’s insurance shall include coverage for the contractual liability of Landlord to indemnify Tenant pursuant to the provisions set forth below and will name Tenant as an additional insured.

ii)             Tenant shall maintain a policy or policies of commercial general liability insurance covering the Premises and Tenant’s use thereof against claims for personal or bodily injury or death or property damage occurring upon, in or about the Premises (including contractual indemnity and liability coverage) with the premiums thereon fully paid on or before the due date, issued by and binding upon an insurance company licensed to do business in the State of Texas and having an A.M.  Best Rating of “A-VI” or better.  Such insurance shall provide minimum protection of not less than $1,000,000.00 combined single limit primary coverage per occurrence of bodily injury, property damage or combination thereof.  Tenant’s insurance shall contain an endorsement that Tenant’s insurance is primary for claims arising out of an incident or event occurring within the Premises.  Tenant’s insurance shall contain a provision naming Landlord (and any mortgagee designated by Landlord) as an additional insured and include coverage for the contractual liability of Tenant to indemnify Landlord pursuant to the provisions set forth below.  Tenant shall, prior to occupancy of the Premises and upon Landlord’s reasonable request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant’s compliance with this Subsection.  Tenant shall obtain the agreement of Tenant’s insurers to notify Landlord that a liability insurance policy is due to be canceled or expire at least thirty (30) days prior to such cancellation or expiration.

c)     Waiver of Subrogation Rights:  NOTWITHSTANDING ANY PROVISION IN THIS LEASE TO THE CONTRARY, TO THE EXTENT THAT AND SO LONG AS THE SAME IS PERMITTED UNDER THE LAWS AND REGULATIONS GOVERNING THE WRITING OF INSURANCE WITHIN THE STATE OF TEXAS, ALL INSURANCE CARRIED BY EITHER LANDLORD OR TENANT SHALL PROVIDE FOR A WAIVER OF RIGHTS OF SUBROGATION AGAINST LANDLORD AND TENANT ON THE PART OF THE INSURANCE CARRIER.  UNLESS THE WAIVERS CONTEMPLATED BY THIS SENTENCE ARE NOT OBTAINABLE FOR THE REASONS DESCRIBED IN THIS SUBSECTION, LANDLORD AND TENANT EACH HEREBY WAIVE ANY AND ALL RIGHTS OF RECOVERY, CLAIMS, ACTIONS OR CAUSES OF ACTION AGAINST THE OTHER, ITS AGENTS, OFFICERS, OR EMPLOYEES, FOR ANY LOSS OR DAMAGE TO PROPERTY OR ANY INJURIES TO OR DEATH OF ANY PERSON WHICH IS COVERED OR WOULD HAVE BEEN COVERED UNDER THE INSURANCE POLICIES REQUIRED UNDER THIS LEASE.  THE FOREGOING RELEASE SHALL NOT APPLY TO LOSSES OR DAMAGES IN EXCESS OF ACTUAL OR REQUIRED POLICY LIMITS (WHICHEVER IS GREATER) NOR TO ANY DEDUCTIBLE (UP TO A MAXIMUM OF $5,000) APPLICABLE UNDER ANY POLICY OBTAINED BY THE WAIVING PARTY.  THE FAILURE OF A PARTY (THE “DEFAULTING PARTY”) TO TAKE OUT OR MAINTAIN ANY INSURANCE POLICY REQUIRED TO BE OBTAINED AND MAINTAINED UNDER THIS LEASE SHALL BE A DEFENSE TO ANY CLAIM ASSERTED BY THE DEFAULTING PARTY AGAINST THE OTHER PARTY HERETO BY REASON OF ANY LOSS SUSTAINED BY THE DEFAULTING PARTY THAT WOULD HAVE BEEN COVERED BY ANY SUCH REQUIRED POLICY.  THE WAIVERS SET FORTH IN THE IMMEDIATELY PRECEDING SENTENCE SHALL BE IN ADDITION TO, AND NOT IN SUBSTITUTION FOR, ANY OTHER WAIVERS, INDEMNITIES, OR EXCLUSIONS OF LIABILITIES SET FORTH IN THIS LEASE.

14)  INDEMNITY OBLIGATIONS

a)     Tenant Indemnity Obligations.  TENANT SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS LANDLORD AND ANY OFFICER, DIRECTOR, MEMBER, PARTNER OR EMPLOYEE OF LANDLORD (HEREIN COLLECTIVELY CALLED A “LANDLORD RELATED PARTY”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEY’S FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM:  (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; OR (2) THE OPERATION OR CONDUCT OF TENANT’S BUSINESS WITHIN THE PREMISES (COLLECTIVELY, THE “TENANT CLAIMS”).  IF ANY SUCH TENANT CLAIM IS MADE AGAINST ANY LANDLORD RELATED PARTY, TENANT SHALL, AT TENANT’S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO LANDLORD.  The indemnity obligations of Tenant under this Subsection shall not apply to any claim arising out of the negligence, gross negligence or intentional misconduct of any Landlord Related Party.

b)    Landlord Indemnity Obligations.  LANDLORD SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS TENANT AND ANY OFFICER, DIRECTOR, MEMBER, PARTNER OR EMPLOYEE OF TENANT (HEREIN COLLECTIVELY CALLED A “TENANT RELATED PARTY”) FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGEMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM, (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE COMMON AREAS OR THE SERVICE AREAS; OR (2) THE OPERATION OR CONDUCT OF LANDLORD’S BUSINESS WITHIN THE COMMON AREAS OR THE SERVICE AREAS (COLLECTIVELY, THE “LANDLORD CLAIMS”).

IF ANY SUCH LANDLORD CLAIM IS MADE AGAINST ANY TENANT RELATED PARTY, LANDLORD SHALL, AT LANDLORD’S SOLE COST AND EXPENSE, DEFEND SUCH CLAIM BY OR THROUGH ATTORNEYS REASONABLY ACCEPTABLE TO TENANT.  The indemnity obligations of Landlord under this Subsection shall not apply to a claim arising out of the negligence, gross negligence or intentional misconduct of any Tenant Related Party.

c)     Survival of Indemnity Obligations.  The indemnity obligations of Tenant and Landlord as set forth in this Section shall survive the expiration or other termination of this Lease.

15)  CASUALTY AND CONDEMNATION

a)     Casualty Damage.  If the Premises or any part thereof shall be damaged by fire or other casualty, Tenant shall give prompt written notice thereof to Landlord.  In case the Building or any part thereof (including the Premises, if applicable) shall be so damaged by fire or other casualty that substantial alteration or reconstruction of the Building (i.e. such alteration or reconstruction costs would equal or exceed 50% of the fair market value of the Building) shall, in the reasonable judgment of an independent architect selected by Landlord, be required (whether or not the Premises shall have been damaged by such fire or other casualty), or if any mortgagee under a first mortgage or first deed of trust covering the Building should require that the insurance proceeds payable as a result of such fire or other casualty be used to retire the mortgage debt, Landlord may, at its option, terminate this Lease by notifying Tenant in writing of such termination within five (5) days following the earlier to occur of either (i) the date on which Landlord receives the estimated cost of reconstruction for the Building or the determination by a mortgagee to take the proceeds; or (ii) thirty (30) days from the date of such fire or casualty, in which event the Rent hereunder shall be abated as of the date of such fire or other casualty.  If Landlord does not elect to terminate this Lease (or fails to timely terminate the Lease in accordance with the provisions hereof), within ninety (90) following the date on which such fire or other casualty occurred, Landlord shall have completed the repair and restoration of the Premises and/or the Building, as applicable, to substantially the same condition which it was in immediately prior to the happening of the fire or other casualty, except that Landlord shall not be required to rebuild, repair, or replace any part of Tenant’s furniture, fixtures and equipment removable by Tenant under the provisions of this Lease or any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing.  Notwithstanding the foregoing, Landlord shall not in any event be required to spend for such work an amount in excess of the insurance proceeds actually received by Landlord as a result of the fire or other casualty plus any deductible amounts thereunder.  If Landlord determines that insurance proceeds will be insufficient to restore the Building as required by this Subsection, Landlord may, at its option, elect to either (1) terminate this Lease by written notice to Tenant, or (2) provide the extra funds necessary to complete the restoration.  If Landlord did not originally construct any Alterations to be repaired, the time for Landlord to commence and complete such repairs shall be extended by the amount of time necessary for Landlord to obtain detailed working drawings of the Alterations to be repaired.  If Landlord does not complete the repairs to the Building within ninety (90) days after the date of such damage, Tenant may terminate the Lease by written notice thereof to Landlord given no later than thirty (30) days following the date on which Landlord was to complete such repairs.  Except to the extent caused by the gross negligence or intentional misconduct of any Landlord Related Party, Landlord shall not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting from such damage or the repair thereof, except that, subject to the provisions of the next sentence, Landlord shall allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are unfit for occupancy and vacated by Tenant.  If the Premises, the Building or any other portion of the Complex is damaged by fire or other casualty resulting from the gross negligence or intentional acts of Tenant or any employee, officer, contractor, agent, subtenant, or licensee of Tenant, the Rent hereunder shall not be abated during the repair of such damage, and Tenant shall remain liable for the payment thereof.

b)    Condemnation.  If the whole or substantially the whole of the Building or the Complex (i.e. more than 30% of the Building and/or the Complex), or (ii) the whole or such portion of the Premises as shall render the remainder reasonably unfit for Tenant’s use, shall be taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then this Lease shall terminate as of the date when physical possession of the Building or the Premises are taken by the condemning authority.  If this Lease is not so terminated upon any such taking or sale, the Base Rental payable hereunder shall be equitably diminished by an amount representing that portion of Base Rental applicable to the portion of the

Premises subject to such taking or sale, and Landlord shall, to the extent commercially feasible, restore the Building and the Premises to substantially their former condition, except that Landlord shall not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing, nor shall Landlord in any event be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking.  All amounts awarded upon a taking of any part or all of the Land, Building or the Premises shall belong to Landlord, and Tenant shall not be entitled to and expressly waives all claims to any such compensation except that Tenant may make a separate claim upon the condemning authority for expenses related to relocation and the unamortized cost of leasehold improvements paid for by Tenant.

c)     Damages From Certain Causes.  NOTWITHSTANDING ANY PROVISION CONTAINED IN THIS LEASE TO THE CONTRARY, AND SUBJECT TO THE INDEMNITY AND WAIVER OF SUBROGATION PROVISIONS SET FORTH ABOVE, NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY SHALL BE LIABLE FOR DAMAGES TO TENANT OR ANY PARTY CLAIMING THROUGH TENANT FOR ANY INJURY TO OR DEATH OF ANY PERSON OR DAMAGE TO PROPERTY OR FOR INTERRUPTION OR DAMAGE TO BUSINESS RESULTING FROM ANY OF THE FOLLOWING REASONS:  (a) ANY ACT, OMISSION OR NEGLIGENCE OF TENANT OR TENANT’S EMPLOYEES, AGENTS, CONTRACTORS, OFFICERS, SUBTENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS;  (b) ANY ACT, OMISSION OR NEGLIGENCE OF ANY OTHER TENANT WITHIN THE BUILDING, OR ANY OF THEIR RESPECTIVE EMPLOYEES, AGENTS, CONTRACTORS, TENANTS, ASSIGNEES, LICENSEES, INVITEES OR CUSTOMERS; (c) THE REPAIR, ALTERATION, MAINTENANCE, DAMAGE OR DESTRUCTION OF THE PREMISES OR ANY OTHER PORTION OF THE BUILDING (INCLUDING THE CONSTRUCTION OF LEASEHOLD IMPROVEMENTS FOR OTHER TENANTS OF THE BUILDING) EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY OR LANDLORD IS OTHERWISE EXPRESSLY RESPONSIBLE THEREFOR UNDER THE TERMS OF THIS LEASE; (d) VANDALISM, THEFT, BURGLARY AND OTHER CRIMINAL ACTS (OTHER THAN THOSE COMMITTED BY LANDLORD RELATED PARTIES); (e) ANY DEFECT IN OR FAILURE OF EQUIPMENT, PIPES, WIRING, HEATING OR AIR CONDITIONING EQUIPMENT, STAIRS, ELEVATORS, OR SIDEWALKS; THE BURSTING OF ANY PIPES OR THE LEAKING, ESCAPING OR FLOWING OF GAS, WATER, STEAM, ELECTRICITY, OR OIL; BROKEN GLASS; OR THE BACKING UP OF ANY DRAINS, EXCEPT TO THE EXTENT CAUSED BY THE NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD RELATED PARTY; (f) INJURY DONE OR OCCASIONED BY WIND, SNOW, RAIN OR ICE, FIRE, ACT OF GOD, PUBLIC ENEMY, INJUNCTION, RIOT, STRIKE, INSURRECTION, WAR, COURT ORDER, REQUISITION, ORDER OF ANY GOVERNMENTAL BODY OR AUTHORITY, OR (g) ANY OTHER CAUSE BEYOND THE REASONABLE CONTROL OF LANDLORD.  UNDER NO CIRCUMSTANCES SHALL LANDLORD BE LIABLE FOR DAMAGES RELATED TO BUSINESS INTERRUPTION OR LOSS OF PROFITS.  THE PROVISIONS OF THIS SUBSECTION SHALL NOT LIMIT THE OBLIGATIONS OF LANDLORD OR THE RIGHTS OF TENANT UNDER THIS LEASE NOT INVOLVING A CLAIM FOR DAMAGES.

16)  DEFAULT

a)     Default by Tenant.  The following events shall be deemed to be events of default by Tenant under this Lease (each hereinafter called an “Event of Default”):

i)              Tenant shall fail to timely pay any Rent when due and such failure shall continue for a period of five (5) days after written notice of such default shall have been delivered to Tenant; provided however, once Landlord has given Tenant two (2) such notices during any twelve (12) month period (whether as to one or more than one failures to pay) it shall not be required to give further notice and thereafter the failure or refusal by Tenant to timely make any payment of Rent when due hereunder within the following twelve (12) months shall be an Event of Default without further notice;

ii)             Tenant shall fail to comply with any provision of this Lease or any other agreement between Landlord and Tenant not requiring the payment of Rent and such failure shall continue for a period of thirty (30) days after written notice of such failure is delivered to Tenant or, if such failure cannot reasonably be cured within such thirty (30) day period, Tenant shall fail to commence to cure such failure within such thirty (30) day period and/or shall thereafter fail to prosecute such cure diligently and continuously to completion within sixty (60) days of the date of Landlord’s notice of default;

iii)            Tenant takes any action to, or notifies Landlord that Tenant intends to file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof, or a petition shall be filed against Tenant under any such bankruptcy or similar statute and not be dismissed within sixty (60) days thereafter;

iv)           A receiver or trustee shall be appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant; or

v)            Except in the event of fire, casualty or condemnation, Tenant abandons all or any substantial portion of the Premises, or refuses to take occupancy thereof.

b)    Remedies.  Upon the occurrence of any Event of Default, the giving of notice by Landlord and the expiration of the applicable cure periods, Landlord may, at its option and without further notice to Tenant and without judicial process, in addition to all other remedies given hereunder or by law or equity, do any one or more of the following:

i)              Terminate this lease, in which event Tenant shall immediately surrender possession of the Premises to Landlord;

ii)             Enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease;

iii)            Apply all or any portion of the Security Deposit, if any, to cure such Event of Default;

iv)           Make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and may enter the Premises for such purpose), and Tenant shall, within fifteen (15) days following written demand therefor, pay all costs, expenses and disbursements (including attorneys’ fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate;

v)            Change or re-key all locks to entrances to the Premises, and Landlord shall have no obligation to give Tenant a new key to the Premises until such Even of Default is cured; and

vi)           Remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or conversion, and store such items either in the Complex or elsewhere at the sole cost of Tenant and without liability to Landlord; provided Landlord uses reasonable care in the removal and storage of such property.  Landlord may retain control over all such property for the purpose of foreclosing the contractual landlord’s lien as created pursuant to the provisions of this Lease.  Any of such furniture, fixtures, equipment or personal property not claimed within thirty (30) days from the date of removal shall be deemed abandoned.

c)     No Surrender.  Exercise by Landlord of any one or more remedies hereunder shall not constitute forfeiture or an acceptance of surrender of the Premises by Tenant, it being understood that such surrender can be effected only by the written agreement of Landlord and Tenant.

d)    Damages.

i)              If Landlord terminates this Lease by reason of an Event of Default, Tenant shall pay to Landlord the sum of (1) the cost of recovering the Premises, (2) the unpaid Rent and all other indebtedness accrued hereunder to the date of such termination, (3) the unamortized portion, upon the date of termination, of all leasing commissions, tenant improvement costs and allowances, architectural costs and allowances and any other allowances provided by Landlord under this Lease; (4) all expenses reasonably incurred by Landlord in enforcing Landlord’s remedies, including attorney’s fees and court costs; (4) the total Rent which Landlord would have received under this Lease for the remainder of the Lease Term minus the Fair Market Rental Value

(hereinafter defined) of the Premises for the same period, both discounted to present value at the Prime Rate (hereinafter defined) in effect upon the date of determination, and (5) any other damages or relief which Landlord may be entitled to at law or in equity.  For the purposes of this section, “Fair Market Rental Value” shall be the rental rate that would be received from a comparable tenant for a comparable lease for premises and other properties of equivalent quality, size, condition and location as the Premises, taking into account any free rent or other concessions, which are generally prevailing in the market place after Tenant’s default, market conditions and the period of time the Premises may reasonably be expected to remain vacant before Landlord is able to re-let the Premises to a suitable new tenant.  For purposes of this section, “Prime Rate” shall mean the per annum rate of interest announced or published from time to time by, Bank of America, N.A. (or its successors or assigns) as its prime commercial lending rate.

ii)             If Landlord repossesses the Premises without terminating this Lease, then Tenant shall pay to Landlord (1) the cost of recovering the Premises, (2) the unpaid Rent and other indebtedness accrued to the date of such repossession, (3) all expenses reasonably incurred by Landlord in enforcing Landlord’s remedies, including attorneys’ fees and court costs; and (4) the total Rent which Landlord would have received under this Lease for the remainder of the Lease Term minus any net sums thereafter received by Landlord through reletting the Premises during such period after deducting expenses reasonably incurred by Landlord in connection with such reletting, including advertising costs, brokerage commissions, tenant improvement costs and allowances and any other allowances or concessions provided by Landlord.  Re-entry by Landlord will not affect the obligations of Tenant for the unexpired term of this Lease.  Actions to collect amounts due by Tenant may be brought on one or more occasions, without the necessity of Landlord’s waiting until the expiration of the Lease Term.  In addition, Landlord may at any time following repossession of the Premises without termination of the lease elect to terminate the Lease as provided above and pursue the remedies available to Landlord above in lieu of the remedies available to Landlord pursuant to this Subsection.

e)     Default by Landlord.  Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of thirty (30) days after Tenant delivers written notice of such failure to Landlord and to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises (provided that the name and address of such holder(s) has been previously provided to Tenant by Landlord in writing), provided that if such failure cannot reasonably by cured within such thirty (30) day period, Landlord shall not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within such thirty-day period and diligently prosecutes the same to completion, during which time Landlord and such holder(s), or either of them, their agents or employees, shall be entitled to enter upon the Premises at reasonable times and do whatever may be necessary to remedy such failure.  In no event shall Landlord be liable to Tenant for consequential, special or punitive damages by reason of a failure to perform (or a default) by Landlord under this Lease.

17)  MISCELLANEOUS

a)     Holding Over.  Should Tenant continue to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord (which such consent shall not be unreasonably withheld, conditioned or delayed), such occupancy shall be a tenancy-at-will under all of the terms, covenants and conditions of this Lease, but Tenant shall pay Landlord a daily Base Rental equal to the sum found by dividing one hundred and fifty percent (150%) of the Base Rental for the final month of the Lease Term by number of days in the applicable holdover month, plus a daily prorated amount of Tenant’s Share of Basic Operating Costs.  Tenant shall also pay any and all reasonable damages sustained by Landlord as a result of such holdover.  If Tenant consists of more than one person or entity, and if any of the persons or entities comprising Tenant continue to occupy the Premises after the expiration of the Lease Term, all other persons or entities comprising Tenant shall be deemed to have consented to such occupancy and shall continue to be jointly and severally liable for all of the terms, covenants and conditions contained in this Lease during the holdover term.

b)    Change of Building Name.  Landlord reserves the right at any time to change the name of the Building upon thirty (30) days advance written notice to Tenant.  Notwithstanding the foregoing, in no event shall Landlord be entitled to change the name of the Building to reflect the name of any tenant or occupant of the Building other than that of Tenant.

c)  Modification of Common Areas.  Subject to the provisions set forth in this Subsection, Landlord shall have the right to repair, change, redecorate, alter, improve, or renovate any part of the Common Areas (including, but not limited to, those located on any full floor leased by Tenant), without being held guilty of an actual or constructive eviction of Tenant or breach of any express or implied warranty and without an abatement of Rent.  In exercising such right, Landlord will use all reasonable efforts to minimize any interruption to the conduct of Tenant’s business.  Notwithstanding the foregoing, in no event shall Landlord have the right to change, alter or otherwise modify the Common Areas of the Complex if such change, alteration or modification would (i) reduce the number of reserved and unreserved parking spaces allocated for Tenant’s use; (ii) materially interfere with Tenant’s business operations within the Building and/or the Premises; or (iii) materially interfere with access to and from the Building and Highway 290 and any other major thoroughfare located adjacent to the Complex.

d)  Estoppel Agreement.  Tenant agrees that it will from time to time within ten (10) business days after written request by Landlord, execute and deliver to such persons as Landlord shall reasonably request an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating the Landlord is not in default hereunder (or if Tenant alleges a default stating the nature of such alleged default) and further stating such other matters as Landlord shall reasonably require.

e)  Attorney’s Fees.  Tenant must pay to Landlord, on demand, all attorney’s fees, costs and expenses reasonably incurred by Landlord in recovery of any Rent or enforcement of Landlord’s rights under this Lease.  Further, if Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party shall be entitled to recover from the non-prevailing party reasonable attorney’s fees and costs of suit incurred in connection therewith.  For purposes of this Subsection, a party shall be considered to be the “prevailing party” to the extent that (1) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trail, or alternative dispute resolution process), (2) such party did not initiate the litigation and did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, (3) such party did not initiate the litigation but did receive judgment in its favor; or (4) the other party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.

f)  No Implied Waiver.  The failure of either party to insist at any time upon the strict performance of any covenant or agreement  in this Lease or to exercise any right, power or remedy contained in this Lease shall not be construed as a waiver or a relinquishment thereof for the future.  The acceptance by Landlord of late payments shall not be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing.  No payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease shall be deemed to be other than on account of the earliest Rent due hereunder, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.

g)  Independent Obligations.  Except as otherwise indicated in this Lease, the obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent unconditional obligations to be performed at all times provided for hereunder.  Except as expressly provided in this Lease, Tenant waives and relinquishes all rights which Tenant might have to claim any nature of lien against or withhold, abate or deduct from, or offset against Rent.

h)  Severability.  If any term or provision of this Lease, or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and enforced to the fullest extent permitted by law.

i)  Governing Law.  This Lease and the rights and obligations of the parties hereto shall be interpreted, construed, and enforced in accordance with the laws of the State of Texas.  This Lease is performable in, and the exclusive venue for any action brought with respect hereto, shall be in Austin, Travis County, Texas.

j)  Force Majeure.  Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action shall not be liable or responsible for, and there shall be excluded from the computation of such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever beyond the control of the party responsible for taking such action; provided, however, the provisions of this Subsection shall never be construed as allowing an extension of time with respect to Tenant’s obligation to pay Rent when and as due under this Lease.

k)  Time of Performance.  Except as otherwise expressly provided herein, time is of the essence under this Lease, including all Exhibits.

l)  Transfers by Landlord.  From and after the Commencement Date, Landlord shall have the right to transfer and assign, in whole or in part, all its rights and obligations hereunder and in the Complex, and in such event and upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord shall be released from any further obligations accruing after the date of transfer, and Tenant agrees to look solely to such successor in interest of Landlord for the performance of such obligations.

m)  Commissions, Daniel L. Roth of Southwest Strategies Group (“Landlord’s Broker”) has represented Landlord in this transaction, and Richard Skinner has represented Tenant in this transaction (“Tenant’s Broker”).  Landlord shall be solely responsible for compensating Landlord’s Broker, and has agreed to pay a brokerage commission to Landlord’s Broker in an amount equal to 2% of the total Base Rental payable over the term of this Lease.  Such commission will be payable ½ upon the execution of this Lease and ½ upon the Commencement Date.  Tenant shall be solely responsible for compensating Tenant’s Broker pursuant to a separate commission agreement between Tenant and Tenant’s Broker.  Tenant and Landlord acknowledge and agree that Landlord’s Broker and Tenant’s Broker are the only brokers involved in the procurement, negotiation, or execution of this Lease.  Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.

n)  Effect of Delivery of This Lease.  Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option.  This Lease shall not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.

o)  No Warranties.  TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE (INCLUDING THE TENANT IMPROVEMENTS AGREEMENT), NEITHER LANDLORD NOR ANY LANDLORD RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX AND THAT THIS LEASE (AND ALL EXHIBITS HERETO) CONSTITUTE THE FULL AND FINAL AGREEMENT OF LANDLORD AND TENANT WITH RESPECT TO THE LEASE OF SPACE IN THE BUILDING BY TENANT.  EXCEPT FOR ANY WARRANTIES SET FORTH IN THE TENANT IMPROVEMENTS AGREEMENT OR ELSEWHERE IN THIS LEASE, LANDLORD HEREBY DISCLAIMS TO THE EXTENT PERMITTED BY LAW, ANY WARRANTIES, EITHER EXPRESS OR IMPLIED, AS TO HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE WITH REGARD TO THE PREMISES OR THE COMPLEX.  TENANTS TAKING POSSESSION OF THE PREMISES SHALL BE PRESUMPTIVE EVIDENCE THAT(a) TENANT HAS INSPECTED (OR HAS CAUSED TO BE INSPECTED) THE PREMISES AND THE COMPLEX, (b) TENANT ACCEPTS THE PREMISES AND THE COMPLEX AS BEING IN GOOD AND SATISFACTORY CONDITION AND SUITABLE FOR TENANT’S PURPOSES, AND (c) THE PREMISES AND THE COMPLEX FULLY COMPLY WITH LANDLORD’S COVENANTS AND OBLIGATIONS HEREUNDER.  NOTWITHSTANDING THE FOREGOING,

TENANT DOES NOT WAIVE THE RIGHT TO CAUSE LANDLORD TO (1) CORRECT ANY DEFECTIVE WORK PERFORMED BY LANDLORD (OR ON LANDLORD’S BEHALF) IN ACCORDANCE WITH THE TERMS OF THE TENANT IMPROVEMENTS AGREEMENT, (2) COMPLETE ANY PUNCHLIST ITEMS IN ACCORDANCE WITH THE TERMS OF THE TENANT IMPROVEMENTS AGREEMENT OR (3) CORRECT ANY “LATENT DEFECTS” IN OR AFFECTING THE PREMISES (I.E., DEFECTS NOT REASONABLY DISCOVERABLE PURSUANT TO A REASONABLE INVESTIGATION OF THE PREMISES).  TENANT SHALL HAVE THE RIGHT FOR SIX (6) MONTHS FOLLOWING THE COMMENCEMENT DATE TO PROVIDE LANDLORD WITH WRITTEN NOTICE OF ALLEGED DEFECTS IN THE PERFORMANCE OF THE WORK OR OF DEFECTS IN OR AFFECTING THE PREMISES.  FAILURE OF TENANT TO DELIVER WRITTEN NOTICE OF DEFECTIVE WORK OR LATENT DEFECTS WITHIN SUCH SIX (6) MONTH PERIOD SHALL CONSTITUTE A WAIVER OF ANY FURTHER CLAIMS OF TENANT RELATING TO THE TENANT IMPROVEMENTS AND THE CONDITION OF THE PREMISES OR THE COMPLEX AS OF THE COMMENCEMENT DATE, SAVE AND EXCEPT FOR LATENT DEFECTS.  NOTWITHSTANDING THE FOREGOING, NOTHING CONTAINED IN THIS SUBSECTION SHALL LIMIT THE RIGHT OF TENANT TO ENFORCE THE REPAIR AND MAINTENANCE OBLIGATIONS OF LANDLORD UNDER THIS LEASE OR THE OBLIGATIONS OF LANDLORD UPON CASUALTY OR CONDEMNATION OF THE PREMISES, THE BUILDING AND/OR THE COMPLEX.

p)  Merger of Estates.  Except in the event of a default or other breach committed by Landlord, the voluntary or other surrender of this Lease by Tenant or a mutual cancellation thereof, shall not constitute a merger; and upon such surrender or cancellation of this Lease, Landlord shall have the option, in Landlord’s sole discretion, to (a) either terminate all or any existing subleases or subtenancies, or (b) assume Tenant’s interest in any or all subleases or subtenancies.

q)  Survival of Indemnities and Covenants.  Any and all indemnities of Tenant and Landlord and any and all covenants of Tenant and Landlord not fully performed on the date of the expiration or termination of this Lease shall survive such expiration or termination.

r)  Headings.  Descriptive headings are for convenience only and shall not control or affect the meaning or construction of any provision of this Lease.

s)  Entire Agreement; Amendments.  This Lease, including the exhibits and addenda, if any, listed below, embodies the entire agreement between the parties hereto with relation to the transaction contemplated hereby, and there have been and are no covenants, agreements, representations, warranties or restrictions between the parties hereto other than those specifically set forth herein.  Any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.

t)  Exhibits.  The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes;

Exhibit “A” - Property Description

Exhibit “B” - Floor Plans

Exhibit “C” - Rules and Regulations

Exhibit “D” - Tenant Improvements Agreement

Exhibit “E” - Parking

Exhibit “F” - Commencement Notice

Exhibit “G” - Renewal Options

u)  Joint and Several Liability.  If Tenant consists of more than one person or entity, the obligations of such parties under this Lease shall be joint and several.  Notwithstanding the foregoing, in no event shall the foregoing sentence be deemed to create any personal liability hereunder for any member, officer, shareholder, director or employee of Tenant.

v)  Multiple Counterparts.  This Lease may be executed in multiple counterparts, each of which shall constitute an original instrument, but all of which shall constitute one and the same agreement.

w)  Right of First Opportunity.  Tenant shall have a right of first opportunity with respect to those portions of the Building that have been previously leased and occupied by other tenants and which are either contiguous with space then being occupied by Tenant or are located on the second floor of the Building (the “Opportunity Space”) which may be “available for rent” (as hereinafter defined).  If, during the portion of the Term commencing on the Commencement Date and ending on the date which is thirty six (36) months prior to the expiration of the Lease Term (which expiration date shall be extended once Tenant is irrevocably bound to lease the Premises for a Renewal Term pursuant to Exhibit G to this Lease), any portion of the Opportunity Space becomes “available for rent” and Tenant is not otherwise in default of its obligations hereunder, Landlord shall notify Tenant of the availability of such Opportunity Space pursuant to a written notice (the “Opportunity Notice”), which Opportunity Notice shall specify the portion of the Building that has become “available for rent,” and the Base Rent per square foot of Net Rentable Area of the Opportunity Space in question which Landlord has determined to be the Market Rental Rate (as defined in Exhibit G) for such Opportunity Space as of the date of the applicable Opportunity Notice.  Tenant shall then have ten (10) days following Tenant’s receipt of such Opportunity Notice to elect, in writing, to attempt to lease any Opportunity Space, described in an Opportunity Notice, and if Tenant fails to timely elect to attempt to lease any Opportunity Space, Tenant shall have no further right with respect to such Opportunity Space pursuant to this Section.  Notwithstanding the foregoing, if Landlord leases Opportunity Space described in an Opportunity Notice for which Tenant has elected not to exercise its right of first opportunity and such Opportunity Space subsequently becomes “available for rent” during the period described in the first sentence of this Section, Tenant shall again have a right of first opportunity with respect to such Opportunity Space pursuant to this Section.  If Tenant exercises its right of first opportunity described in this Section with respect to any Opportunity Space, Tenant and Landlord shall negotiate in good faith in an effort to agree upon the Base Rental and other material terms on which Tenant shall Lease such space.  In the event, however, that Tenant and Landlord cannot agree upon the Base Rental and other material terms on which Tenant shall Lease such space within ten (10) days following Landlord’s receipt of Tenant’s notice of election to attempt to lease the Opportunity Space, then Tenant’s option to acquire that Opportunity Space shall expire and be of no further effect.  For purposes of this Section, Opportunity Space shall be considered “available for rent” if such space has previously been leased by Landlord, and such space either (a) becomes vacant and/or such space is not subject to any expansion option, right of first opportunity or right of first refusal granted to any tenant which has leased space in the Building that was not previously leased and occupied by any tenant, or (b) the tenant leasing such space or having any expansion option, right of first opportunity, right of first refusal or extension option with respect thereto elects not to exercise any such option.  Tenant agrees that Landlord may send an Opportunity Notice to Tenant for Opportunity Space at least six (6) months prior to the scheduled expiration of the term of a lease for such space if either the tenant thereof notifies Landlord of its intent to vacate such space or there are no remaining extensions options in such lease which may thereafter be exercisable by the tenant thereof.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.

LANDLORD:
ASC Management, Inc.

By:	/s/ Peter Barlin
PETER BARLIN (OWNER)
Address:
3724 Jefferson, Suite 306 Austin, Texas 78731

TENANT:
EpicEdge, Inc

By:	/s/ Paul Ruiz
Paul Ruiz, CFO

Address Prior to Commencement Date:

Austin, Texas
Address Subsequent to Commencement Date:
Premises

EXHIBIT “A”

PROPERTY DESCRIPTION

EXHIBIT “B”

FLOOR PLANS

[The Floor Plans Follow this Cover Page]

EXHIBIT “C”

RULES AND REGULATIONS

1.                    Sidewalks, doorways, vestibules, halls, stairways, and similar areas within and surrounding the Building shall not be obstructed nor shall refuse, furniture, boxes or other items be placed therein by Tenant or its officers, agents, servants, and employees, or used for any purpose other than ingress and egress to and from the Premises, or for going from one part of the Building or Complex to another part of the Building or Complex.  Tenant shall be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business.  Nothing shall be swept or thrown into the corridors, halls, elevator shafts or stairways.  Canvassing, soliciting, distributing handbills, advertising and peddling in the Building and Complex are prohibited.

2.                    Plumbing fixtures and appliances shall be used only for the purpose for which constructed, and no unsuitable material shall be placed therein.  Any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant’s officers, agents, contractors, employees, guests and customers shall be paid by Tenant, and Landlord shall not in any case be responsible thereof.

3.                    No signs, directories, posters, advertisements, or notices visible to the public shall be painted or affixed on or to any of the windows or doors, or in corridors or other parts of the Building, except in such color, size, and style, and in such places, as shall be first approved in writing by Landlord (which such approval shall not be unreasonably withheld, conditioned or delayed.)  Landlord shall have the right to remove all unapproved signs, directories, posters, advertisements or notices following reasonable prior notice to Tenant at the expense of Tenant.

4.                    Tenant shall not do, or permit anything to be done in or about the Building or Complex, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein or otherwise increase the possibility of fire or other casualty.  No cooking, including grills or barbecues, shall be permitted within the Premises or on any patio adjoining the Premises (other than cooking through the use of a microwave oven).

5.                    Landlord shall have the power to prescribe the weight and position of heavy equipment or objects which may overstress any portion of the floor.  All damage done to the Building by the improper placing of such heavy items will be repaired at the sole expense of Tenant.  Tenant shall notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building and the moving shall be done only after written permission is obtained from Landlord on such conditions as Landlord shall reasonably require.

6.                    Corridor doors, when not in use, shall be kept closed.

7.                    All movement of furniture and large equipment into and out of the Building shall be scheduled through the Building manager and conducted outside of Normal Business Hours.  All deliveries must be made via the service entrance and service elevator, when provided, during Normal Business Hours.  Any delivery after Normal Business Hours must be coordinated with the Building manager; provided however, that Building manager shall, in good faith, endeavor to coordinate such deliveries in a reasonable manner to accommodate the schedules of Tenant and such delivery parties.  When conditions are such that Tenant must dispose of crates, boxes, and other refuse not typically associated with standard office operation, it will be the responsibility of Tenant to dispose of same prior to or after Normal Business Hours.

8.                    Tenant and Landlord’s employees shall cooperate in keeping the Premises, the Building and the Complex in a neat and clean condition.

9.                    Tenant shall not cause or permit any improper noises in the Building, or allow any unpleasant odors to emanate from the Premises, or otherwise unreasonably interfere, injure or annoy in any way other tenants, or persons having business with them.

10.              No animals or birds shall be brought into or kept in or about the Building, except those assisting the disabled.

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11.              No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers, servers and related mainframe equipment, electric typewriters and word processing equipment, shall be operated on the Premises without the prior written consent of Landlord, which such consent shall not be unreasonably withheld, conditioned or delayed.

12.              Save and except for cleaning fluids and similar materials in types and amounts commonly found in offices, Tenant shall not use or keep in the Building any flammable or explosive fluid or substance without the prior written approval of the Building manager, which such approval shall not be unreasonably withheld, conditioned or delayed.

13.              No bicycles, motorcycles or similar vehicles will be allowed in the Building; provided however, that Landlord, at Landlord’s sole cost and expense, shall install secure bicycle/motorcycle racks outside the Building for the storage of such bicycles and/or motorcycles, as required by applicable law, code, or ordinance.

14.              No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, posterboards, etc. on interior walls) shall be driven into or inserted in any part of the Building (including doors) except as approved by Landlord (which such approval shall not be unreasonably withheld, conditioned or delayed.)

15.              Landlord has the right to evacuate the Building in the event of an emergency or catastrophe.  Tenant shall cause its officers, partners and employees to participate in any fire safety or emergency evacuation drills reasonably scheduled by Landlord; provided that Landlord first provides Tenant with reasonable prior written notice of such drills.

16.              No food and/or beverages shall be prepared, cooked or distributed from the Premises without the prior written approval of Landlord (which such approval shall not be unreasonably withheld conditioned or delayed), which approval shall not be unreasonably withheld or delayed; however, Tenant shall be permitted to install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.

17.              No additional or replacement locks shall be placed upon any doors without the prior written approval of Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. All necessary keys shall be furnished by Landlord, and the same shall be surrendered upon termination of this Lease and Tenant shall then give Landlord an explanation of the combination of all locks on doors or remaining vaults. No duplicates of keys shall be made by Tenant.

18.              Tenant will not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets so as to prevent operating personnel from servicing such units as routine or emergency access may require.  The reasonable cost of moving such furnishings for Landlord’s access will be at Tenant’s expense.  The lighting and air conditioning equipment of the Building (but not the Premises) will remain the exclusive charge of personnel designated by Landlord.

19.              No portion of the Building shall be used for the purpose of lodging rooms.

20.              Prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, must be obtained for installation of window shades, blinds, drapes or any other window treatment or object that may be visible from the exterior of the Building or affect the heating and cooling of the Building.

21.              No supplemental heating, air ventilation or air conditioning equipment, including space heaters and fans, shall be installed or used by Tenant without the prior written consent of Landlord, which such consent shall not be unreasonably withheld, conditioned or delayed.

22.              No smoking shall be permitted within the Premises or anywhere else within the Complex other than those smoking areas reasonably designated by the Building manager.

23.              No unattended children shall be allowed within the Complex.

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24.              During other than Normal Business Hours, Building Access will be limited and be by entry card or key entry together with Landlord’s reasonable registration procedures.  Notwithstanding the foregoing, the Building shall be available for access 24 hours a day, 7 days a week.

25.              Landlord reserved the right to rescind any of these rules and regulations and make such other and further rules and regulations as in its reasonable judgment shall from time to time be necessary or advisable for the operation of the Building or the Complex, providing that such rules and regulations are in writing and uniformly enforced against all other tenants of the Building.  Such rules and regulations shall be binding upon Tenant upon delivery to Tenant of notice thereof in writing.

26.              In the event of any inconsistency between these rules and regulations and the terms of the Lease, the terms of the Lease shall control.

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EXHIBIT “D”

TENANT IMPROVEMENTS AGREEMENT

This Tenant Improvements Agreement (the “Tenant Improvements Agreement”) describes and specifies the rights and obligations of Landlord and Tenant with respect to the design, construction and payment for the completion of the Tenant Improvements within the Premises.

1)  DEFINITIONS

a)  Definitions.  Terms which are defined in the Lease shall have the same meaning in this Tenant Improvements Agreement.  Additionally, as used in this Tenant Improvements Agreement, the following terms (when delineated with initial capital letters) shall have the respective meaning indicated for each as follows:

i)              Base Building Condition shall mean the condition of the Building, the Parking Areas, and the exterior landscape that must be substantially completed by Landlord on or before the Base Condition Deadline (defined below).  Landlord shall furnish Tenant with access to or a copy of all plans, drawings and specifications concerning the Base Building Condition (the “Base Building Condition Plans”) within 10 days following the execution date of this Lease

ii)             Base Premises Condition shall mean the condition of the Premises completed with the following improvements, all of which improvements shall be completed in the Premises by Landlord, at Landlord’s sole cost and expense, on or before the Base Condition Deadline (defined below): (a) outside walls, core walls, columns, and ground elevator lobby areas completed to Building Standard condition for public areas; (b) broom clean, unfinished concrete floors throughout the Premises; (c) Building Standard ceiling grid system and 2 foot by 2 foot ceiling tile stacked on floor; (d) Building Standard 110 Volt 20 amp. power supplied to the Building core, at panels in the electrical closet; (e) men’s and ladies’ restroom facilities with Building Standard finishes located on each floor on which the Premises are located completed in accordance with applicable code; (f) exterior main heating, ventilating, and air-conditioning ducts completed to the mixing boxes; (g) sprinkler risers and main loop on each floor with sprinkler heads turned up at a ratio of 1 per 225 square feet; (h) Building Standard smoke detectors in accordance with applicable building codes and based on an open office floor plan; (i) Building Standard lights stacked on the floor at a ratio of 1 per 100 usable square feet ; (j) exit lights and fire alarms; (k) sound insulation at core; (l) full height doors butts and jambs on all doors; (m) Building Standard stairwells between all floors completed; (n) Building Standard metal elevator doors painted and elevator frames and jambs installed and painted; (o) Building Standard passenger elevators sufficient to provide passenger and freight service; (p) access at core to domestic cold water, waste and vent systems; (q) two (2) Building Standard drinking fountains per floor; (r) Building Standard telephone closets and telephone boards installed one (1) per each floor and finished in sheetrock; and (s) all interior walls taped and bedded;

iii)            Building Standard means the quality and type of materials, finishes, and workmanship specified by Landlord for the Building as shown in the Base Building Condition Plans furnished to Tenant by Landlord within the 10 day period discussed above.

iv)           Non-Building Standard means all materials, finishes, and workmanship used in connection with the construction and installation of the Tenant Improvements which deviate from Building Standard in terms of quality or kind.

v)            Tenant’s Work means the work which is supplied, installed, and finished by Landlord’s Contractor to construct and complete the tenant Improvements to the Premises.  Tenant’s Work shall not include the purchase and installation of any voice and data cabling, telephone or other communications equipment unless specifically included in the Plans and Specifications; provided, however, Landlord shall, as a part of Tenant’s Work, shall install a TI and/or DSL data lines and a cable television line to the external wall of the Premises.

vi)           Cost of Tenant’s Work means the cost of performing Tenant’s Work shall include the cost of preparing the Space Plan and the Plans and Specifications

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and all permit fees; including, without limitation, any fee payable to the Texas Department of Licensing and Regulation (or any successor thereto).

vii)          Tenant Improvements shall mean the leasehold improvements to be constructed and/or installed by Landlord within the Premises in accordance with the provisions of this Tenant Improvements Agreement, the Space Plans and the Plans and Specifications.

viii)         Landlord’s Contractor means the person or firm from time to time selected by Landlord to construct and install the Tenant Improvements in the Premises.  Landlord reserves the right to replace the initial Landlord’s Contractor and/or to engage other contractors if the initial Landlord’s Contractor fails or refuses to perform the Tenant’s Work.

ix)            Landlord’s Manager shall be the manager of the Building, whose responsibilities include serving as construction manager in connection with the construction of the Tenant Improvements.

2)  COMPLETION OF BASE BUILDING AND BASE PREMISES

Landlord shall, at Landlord’s sole cost and expense, and with reasonable diligence, complete the Building to Base Building Condition and the entire Premises to Base Premises Condition.  Landlord shall not materially deviate from the Base Building Condition. Plans or the specifications set forth above for the Base Premises condition without obtaining Tenant’s prior written consent, which such consent shall not be unreasonably withheld, conditioned or delayed.

3)  CONSTRUCTION OF TENANT IMPROVEMENTS

a)  Space Plans and Plans and Specifications.  As soon as practicable after the execution of this Lease, but in any event not more than N/A days from the date of execution of this Lease, Tenant and Landlord shall agree upon (i) the general configuration information for the Tenant Improvements to be constructed within the Premises (such configuration information refereed to herein as the “Space Plans”); and (ii) the detailed construction information for the Tenant Improvements to be constructed within the Premises (such detailed construction information referred to herein as the “Plans and Specifications”).  The information to be approved by Landlord and Tenant (and to be included as part of the Construction Documents, defined below) shall include, without limitation, the color scheme for the Tenant Improvements, the types of materials and finishes to be used for the Tenant Improvements, and the estimated construction schedule for the contemplated Tenant Improvements.  Following the mutual approval by Landlord and Tenant of such configuration and construction detail information, Landlord shall prepare and deliver to Tenant for approval, written Space Plans, Plans and Specifications and other detailed construction documents (such documents collectively referred to herein as the “Construction Documents”) which encompass and memorialize the matters previously agreed to by Landlord and Tenant.  Acting in good faith, Tenant shall approve or disapprove such Construction Documents within 5 business days after receipt thereof.  The failure of Tenant to disapprove such Construction Documents within such 5 day period shall constitute approval by Tenant.  If Tenant, acting in good faith, does not approve such Construction Document, Tenant shall specifically identify its objections and Landlord shall revise such Construction Documents to address Tenant’s objections and re-submit the same to Tenant for approval within 5 business days thereafter.  The foregoing process shall be implemented repeatedly (but Tenant covenants to use its good faith efforts to approve the Construction Documents not later than the date set froth above in this paragraph) until, acting in good faith, Tenant shall have approved, in writing, Landlord’s Construction Documents.

b)  Landlord’s Contractor.  Unless otherwise agreed to in writing by Landlord and Tenant, all Tenant’s Work involved in the construction and installation of the Tenant Improvements shall be carried out by Landlord’s Contractor under the sole direction of Landlord’s Manager, who shall serve as construction manager on behalf of Landlord without cost to Tenant.  Tenant, at Tenant’s sole cost and expense, shall have the option (but not the obligation) to appoint an architect or similar professional of Tenant’s choosing to act on Tenant’s behalf (such professional referred to herein as the “Tenant Representative”).  Tenant and Tenant’s designated representatives shall cooperate with Landlord and Landlord’s Manager to promote the efficient and expeditious completion of each such Tenant’s Work.

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c)  Statement of Cost of Tenant’s Work.

i)              Landlord shall be responsible for the payment of all costs (labor and materials) incurred by Landlord for the performance of all Tenant’s Work; provided however, that Tenant shall be responsible for the payment of all costs and expenses of Tenant’s Work attributable to deviations made by Tenant from the Space Plan and the Plans and Specifications (the “Increased Costs”).

ii)             If there are Increased Costs, Landlord may, at its option, require Tenant to deposit the reasonable estimate of such Increased Costs with Landlord (each such deposit referred to herein as the “Excess Deposit”) prior to the commencement of the Tenant’s Work on the Tenant Improvements.  The Excess Deposit shall be applied by Landlord against the costs reasonably incurred by Landlord which exceed the Tenant Allowance.

iii)            Any remaining amounts of the Excess Deposit held by Landlord shall be refunded to Tenant within thirty (30) days following the Commencement Date.  If there is a deficiency in the applicable Excess Deposit, such deficiency shall be paid by Tenant within thirty (30) days following the Commencement Date.

iv)           If Landlord does not require any Excess Deposit to be made, Landlord shall invoice Tenant for any Increased Costs incurred by Landlord within sixty (60) days following the Commencement Date.  Tenant shall pay such excess sums to Landlord within thirty (30) days after it receives the invoice from Landlord.

v)            Tenant agrees that in the event of default of payment as required by the terms of this Tenant Improvements Agreement, Landlord (in addition to all other remedies) shall have the same rights as in the event of default of payment of Rent under this Lease.  Notwithstanding any provision set forth herein or in the Lease to the contrary, Landlord shall furnish Tenant with copies of any and all documentation reasonably requested by Tenant to substantiate any excess costs incurred by Landlord in the performance of the Tenant’s Work.

4)  CHANGE ORDERS

a)  Tenant’s Request for Modification.  At any time prior to or during the construction of the Tenant Improvements, Tenant shall have the right to request that changes be made to the Construction Documents by providing Landlord with a written change order request which details the nature of the change or changes; provided however, that each such change must receive the prior written approval of Landlord (which such approval shall not be unreasonably withheld, conditioned or delayed).  Any proposed changes shall be made as follows;

i)              Within two (2) days after Landlord receives a written change order request from Tenant, Landlord shall either approve or disapprove of the requested change.  If Landlord approves the change, Landlord shall, within four (4) days after receiving Tenant’s request, furnish to Tenant a written estimate of any increase or decrease in the Cost of Tenant’s Work attributable to the changes specified in Tenant’s change order request.  The written estimate must also include any extensions of the Completion Date which may be necessitated by the changes specified in Tenant’s change order request.

ii)             Within three (3) days after Tenant receives Landlord’s written estimate, Tenant shall approve or disapprove of the written estimate.  If Tenant approves the estimate, Tenant shall sign the estimate and return a copy to Landlord.  Once Tenant executes and delivers a copy of the estimate to Landlord (i) the estimate shall constitute a change to the Construction Documents; (ii) the Completion Date will be extended as indicated on the estimate/change order request; and (iii) the Cost of Tenant’s Work for the Tenant Improvements will be adjusted in accordance with the increase or decrease specified on the estimate/change order request.

iii)            If Landlord disapproves of a change request submitted by Tenant, Landlord shall, within four (4) days after receiving such request, furnish Tenant with a written statement which specifies the reason(s) for such disapproval.

b)  Effectiveness of Change Order.  Unless and until Landlord and Tenant satisfy the foregoing requirements with respects to changes in the Construction Documents, Landlord shall not deviate in any manner whatsoever from the specifications and requirements set for the in such Construction Documents.  NO CHANGES TO THE CONSTRUCTION DOCUMENTS MAY BE MADE VERBALLY BY EITHER

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PARTY AND NO INCREASE IN THE COST OF TENANT’S WORK SHALL OCCUR UNDER ANY CIRCUMSTANCES UNLESS AND UNTIL A CHANGE ORDER HAS BEEN PROPERLY AUTHORIZED AND EXECUTED BY LANDLORD AND TENANT.

c)  As Built Plans.  In the event of any approved change in the Construction Documents, Tenant shall, upon completion of the Tenant’s Work, furnish Landlord with an accurate “as-built” plan of the Tenant’s Work as constructed, which plans shall be incorporated in to this Tenant’s Improvement Agreement by this reference for all intents and purposes when said plans are fully completed.

5)  MISCELLANEOUS

a)  Compliance with Laws.  All design, construction and installation activities conducted or performed by Landlord on behalf of Landlord or on behalf of Tenant shall conform to the requirements of applicable building, plumbing and electrical codes, requirements of governmental laws, including the Americans with Disabilities Act, and the requirements of any authority having jurisdiction over, or with respect to, such work.

b)  Failure to Pay.  The amounts payable by Tenant to Landlord hereunder shall constitute Rent, and Tenant’s failure to make any such payment when due shall constitute a default under the Lease, entitling Landlord, subject to any applicable notice and/or grace periods provided in the Lease, to exercise any or all of its remedies under the Lease or this Tenant Improvements Agreement.

c)  Performance of Work and Delays.  Following final approval of the Construction Documents, Landlord shall instruct Landlord’s Contractor to proceed with the Tenant’s Work.  If a delay shall occur in the completion of the Tenant’s Work as the result of (a) the fact that any Tenant’s Work which is non-Building Standard requires a lead time (not due to Landlord default or error) to obtain or construction time to perform, in excess of that required for Tenant’s Work which is Building Standard, as reasonably determined by Landlord and Tenant’s Representative, or (b) any act or omission of Tenant, its agents or employees or Tenant’s Representative, including any violation of the provisions of the Lease or any delay in giving authorizations or approvals pursuant to this Tenant Improvements Agreement, then any such delay shall be considered a Tenant Delay and will be subject to the terms of the Lease.

d)  Punchlist Items.  Prior to the Commencement Date, Landlord and Tenant shall conduct a walk-through of the Premises and shall specify in writing the Punchlist Items which remain to be performed by Landlord.  All Punchlist Items shall be completed by Landlord on or before the expiration of thirty (30) days following the date on which Landlord and Tenant conduct each walk-through of the Premises.  Landlord shall have the right to enter the Premises at reasonable times to complete the Punchlist Items, and entry by Landlord, its agents, servants, employees or contractors for such purpose shall not relieve Tenant of any of its obligations under the Lease or impose any liability on Landlord or its agents, servants, employees or contractors.  Notwithstanding the foregoing, Landlord and its agents, servants, employees or contractors shall use all reasonable efforts to minimize disruption or interruption of Tenant’s operations within the Premises.

e)  Notices.  All notices required or contemplated hereunder shall be given to the parties in the manner specified for giving notices under the Lease.

f)  Non-Compliance of Tenant Improvements.  If, within ninety (90) days after the walk-through inspection(s) referenced above under the Subsection entitled “Punchlist Items”,: Tenant provides Landlord with written notice that any of the Tenant Improvements do not comply with the Construction Documents in all material respects (Tenant agreeing, however, to promptly provide such written notice upon discovery of non-compliance), Landlord will correct such non-compliance at its own expense.  Any patent non-compliance of which Tenant has not given Landlord within such ninety (90) day period shall be deemed waived.

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EXHIBIT “E”

PARKING

Definitions.  The terms which are defined in the Lease shall have the same meaning in this Parking Exhibit.

1)  Unavailability of Spaces.  If all or a portion of Tenant’s reserved or unreserved parking spaces (collectively referred to herein as the “Spaces”) become unavailable to Tenant due to casualty damage, flooding, condemnation or conditions beyond Landlord’s control, Landlord shall use all reasonable efforts to provide Tenant with reasonably satisfactory alternative parking arrangements until the use of such Spaces is restored.  Notwithstanding anything contained herein to the contrary, Tenant shall have no right to terminate this Lease by reason of such loss of available parking because of such conditions.

2)  Risk.  All motor vehicles (including all contents thereof) shall be parked in the Spaces at the sole risk of Tenant, its employees, agents, invitees and licensees, it being expressly agreed and understood that Landlord has no duty to insure any of such motor vehicles (including the contents thereof), and that Landlord is not responsible for the protection and security of such vehicles.  SAVE AND EXCEPT FOR LOSSES, INJURY OR DEATH ATTRIBUTABLE IN WHOLE OR IN PART TO THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LANDLORD, LANDLORD SHALL HAVE NO LIABILITY WHATSOEVER FOR ANY PROPERTY DAMAGE AND/OR PERSONAL INJURY WHICH MIGHT OCCUR IN THE PARKING AREAS OR AS A RESULT OF OR IN CONNECTION WITH THE PARKING OF MOTOR VEHICLES IN ANY OF THE SPACES.  SAVE AND EXCEPT FOR COSTS, CLAIMS, EXPENSES AND/OR CAUSES OF ACTION ATTRIBUTABLE IN WHOLE OR IN PART TO THE GROSS NEGLIGENCE OR INTENTIONAL MISCONDUCT OF LANDLORD, TENANT HEREBY AGREES TO DEFEND, INDEMNIFY AND HOLD LANDLORD HARMLESS FROM AND AGAINST ANY AND ALL COSTS, CLAIMS, EXPENSES, AND/OR CAUSES OF ACTION WHICH LANDLORD MAY INCUR IN CONNECTION WITH OR ARISING OUT OF THE USE OF THE SPACES BY TENANT OR ITS EMPLOYEES, AGENTS, SUBTENANTS, LICENSEES AND VISITORS.

3)  Rules and Regulations.  In its use of the Spaces, Tenant shall follow the following rules and regulations applicable to the Parking Areas, as the same may be amended or supplemented from time to time in accordance with the terms of Exhibit “C”.

a)  Cars must be parked entirely within the stall lines painted on the floor;

b)  All directional signs and arrows must be observed;

c)  The speed limit shall be five (5) miles per hour;

d)  Parking is prohibited in areas not striped for parking, aisles, areas where “no parking” signs are posted, in cross hatched areas and in such other areas as may be designated by Landlord or Landlord’s agents(s) including, but not limited to, areas designated as “Visitor Parking” or reserved spaces not included as part of this Lease.

e)  Every user of the Parking Areas shall be responsible for parking and locking his or her own car;

f)  Parking spaces which are designated for small, intermediate or full-sized card shall be so used.  No intermediate or full size cars shall be parked in parking spaces limited compact cars; and

g)  No vehicle may be stored on the Parking Areas.  Any vehicle remaining on the Parking Areas uninterruptedly for five (5) business days shall be deemed to have been stored on the Parking Areas.

4)  Access.  Landlord shall be entitled to utilize whatever access device Landlord deems necessary (including but not limited to the issuance of parking stickers or access cards), to assure that only authorized persons are using the Parking Areas.

5)  Parking.  Save and except for those reserved Spaces assigned for the sole and exclusive use of Tenant, the Parking Areas of the Complex are provided for the nonexclusive and common user of Landlord, all tenants of the Building, and their respective guests and invitees.  Tenant, its employees, customers and invitees have no right to park in the parking areas designated and marked for the exclusive use of other tenants.  If any person shall wrongfully park in any of the parking spaces so designated and marked, Landlord shall be entitled and is hereby authorized to place wheel lock or other device restricting mobility upon such vehicle or have any such vehicle towed away, at the sole risk and expense of the vehicle owner.

EXHIBIT F

FORM OF COMMENCEMENT NOTICE

This Commencement Notice is executed this               day of                             , 200     , by and between ASC Management, Inc., a Texas corporation (“Landlord”), and E-Comm Networks, LLC, a Texas limited liability company (“Tenant”), pursuant to the provisions of that certain Office Lease Agreement (the “Lease”) dated                             , 2000, between Landlord and Tenant and covering space in the Building having an address of 5508 Highway 290 West, Austin, Texas 78745.  All terms used herein with the initial letter capitalized shall have the meaning assigned to such terms in the Lease.

W I T N E S S E T H:

1)  The Building, the Premises, the Parking Areas, and all other improvements required to be constructed, finished-out and furnished by Landlord in accordance with the terms of the Lease have been satisfactorily completed by the Landlord and accepted by the Tenant except as follows (attach additional sheet if necessary):.

2)  The Tenant Improvements have been delivered to, and accepted by, the Tenant, subject to the completion of “punch list” items, except as follows (attach additional sheet if necessary):.

3)  The Commencement Date of the Lease is the             day of                        , 200     , and the Expiration Date is the              day of                         , 200     .

4)  The Premises consist of                           square feet of Rentable Area on the                floor of the Building.

5)  Payment of Rent shall be made on the fifth (5th) day of each month in accordance with the terms and conditions of the Lease at the following address:

ASC Management, Inc.

3724 Jefferson, Suite 306

Austin, Texas 78731

IN WITNESS WHEREOF, this instrument has been duly executed as of the date first written above.

LANDLORD:
ASC Management, Inc.

By:
Manny Farahani, President

Address:
3724 Jefferson, Suite 306
Austin, Texas 78731

TENANT:
EpicEdge, Inc.

By:
Jeff Sexton, President and COO
Address Prior to Commencement Date:

Austin, Texas
Address Subsequent to Commencement Date:
Premises

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EXHIBIT “G”

RENEWAL OPTION

1)  Provided that, at the time of Tenant’s exercise of a Renewal Option (defined below) and upon the commencement of a Renewal Term (defined below), this Lease is in full force and effect and there is no Event of Default under this Lease, Tenant shall have the option (each a “Renewal Option”) to renew this Lease for one (1) additional period of five (5) years (the “Renewal Term”) by notifying Landlord of its election in writing not less than six (6) months prior to the end of the then current Lease Term or Renewal Term, as applicable.  Any such renewal shall include the Premises, as well as any other space within the Building then being leased by Tenant as of the date of exercise of such Renewal Option.

2)  Any renewal of this Lease will be upon the same terms, covenants, and conditions applicable during the Lease Term, as provided in the Lease, except that (a) the Base Rental payable during the Renewal Term shall be an amount equal to the existing “Market Rental Rate” (as defined below) as of the date on which such Renewal Term commences, (b) the defined term “Lease Term” shall be deemed to include any properly exercised “Renewal Term,” (c) no concessions applicable during the initial Lease Term (such as construction allowances, moving allowances or free rent) shall be applicable during a Renewal Term, and (d) Tenant shall possess no further renewal options after the exercise of the second Renewal Option.  As used herein, the phrase “Market Rental Rate” shall mean the rate of base rental being charged for similar transactions for comparable space (including factors such as size, age, location and condition of the premises and improvements in place therein) within buildings (including, but not limited to Building) within the Market Area during the previous six (6) months with tenants of a size and having a financial condition comparable to that of Tenant, but in no event shall such rate be less than the Base Rental payable under this Lease for the last year of the then current Lease Term.

3)  Within thirty (30) days after receipt of Tenant’s renewal notice (and any required supporting information), Landlord shall notify Tenant in writing of the Market Rental Rate and Tenant shall, within the next fifteen (15) business days following receipt of Landlord’s determination of the Market Rental Rate, notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Market Rental Rate.  If Tenant timely notifies Landlord of Tenant’s acceptance of Landlord’s determination of the Market Rental Rate, this Lease shall be extended as provided herein and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Basic Rent in accordance with this Section.  If (i) Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Market Rental Rate and does to invoke its rights under paragraph 4 below, or (ii) Tenant does not notify Landlord in writing of Tenant’s acceptance or rejection of Landlord’s determination of the Market Rental Rate within such fifteen (15) business day period, this Lease shall end on the applicable expiration date.  If Tenant timely notifies Landlord in writing of Tenant’s rejection of Landlord’s determination of the Market Rental Rate and does invoke its rights under paragraph 4 below (such notice, “Tenant’s Notification”), upon approval by Tenant of the Market Rental Rate determined in accordance with paragraph 4 below, this Lease shall be extended as provided herein, and Landlord and Tenant shall enter into an amendment to this Lease to reflect the extension of the term and changes in Basic Rent, with Market Rental Rate determined in accordance with Paragraph 4 below.

4)  If Tenant timely invokes its rights under this paragraph, the following shall apply:

a)  Landlord and Tenant shall each appoint a disinterested real estate broker, with at least five (5) years experience, who is familiar with rental values for properties in the vicinity of the Building.  Each party will make the appointment no later than five (5) business days after receipt of Tenant’s Notification.  The agreement of the two brokers as to the Market Rental Rate for the renewal term will be binding upon Landlord and Tenant.  If the two (2) brokers cannot agree upon the Market Rental Rate within ten (10) days following their appointment, they shall, within five (5) days thereafter, agree upon a disinterested third real estate broker (the “Independent Broker”) with the qualifications set forth below.  Immediately thereafter, each of the brokers will submit his best estimate of the Market Rental Rate for the Renewal Term (together with a written report supporting such estimate) to the Independent Broker and such broker will choose between the two estimates.  The estimate of Market Rental Rate chosen by the Independent Broker as the closest to the Market Rental Rate will be binding upon Landlord and Tenant.  Notification in writing of this estimate shall be made to Landlord and Tenant within ten (10) days following the selection of the Independent Broker.

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b)  If either Tenant or Landlord fails to appoint a broker or fails to notify the other party of such appointment within three (3) days after receipt of notice that the prescribed time for appointing the brokers has passed, then the other party’s broker will determine the Market Rental Rate for the Renewal Term (which must be reasonable within the context of the market.)

c)  The Independent Broker must be a disinterested, reputable, qualified real estate broker with at least ten (10) years experience in commercial real estate leasing and who is familiar with rental values from properties in the vicinity of the Building.

d)  If an Independent Broker must be chosen under the procedure set out above, he must be chosen on the basis of objectivity and competence, not on the basis of his relationship with the brokers or the parties to this Lease, and the brokers shall be so advised.  Although the brokers will be instructed to attempt in good faith to agree upon an Independent Broker, if for any reason they cannot agree within the prescribed time, either Landlord or Tenant may require each broker to immediately submit his or her top choice for the Independent Broker to the then highest ranking officer of the Travis County Bar Association who will agree to help and who has no attorney/client or other significant relationship to either Landlord or Tenant or the brokers.  Such officer will have complete discretion to select the most objective and competent Independent Broker from between the choice of each of the brokers, and will do so within ten (10) business days after such choices are submitted to him.

e)  Landlord and Tenant shall each bear the expense, if any, of the broker appointed by it, and the expense of the Independent Broker and of any office of the Travis County Bar Association who participates in the appraisal process described above will be shared equally by Landlord and Tenant.

5)  If for any reason the Market Rental Rate has not been determined prior to the commencement of the Renewal Term, then during such Renewal Term until the Market Rental Rate is determined in accordance with the procedure described above, Tenant shall pay Basic Monthly Rent at the rate that is 110% of the rate of the monthly Base Rental which applied prior to such Renewal Term.  Later, when the Market Rental Rate for the Renewal Term is determined, an adjustment will be made between Landlord and Tenant for any overpayment or underpayment of the Market Rental Rate resulting from the operation of this subparagraph.  Any underpayment of the Market Rental Rate for the period prior to such determination will be paid with the installment of monthly Basic Rental next due after such determination, and any overpayment of the Market Rental Rate shall be applied as on offset by Landlord against Tenant’s next maturing installments of Basic Monthly Rent.

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5508 Highway 290 West

Finish out Standards

Electrical:

1).  Main panel in Tenant’s space.

2).  Plugs and switches located according to Tenant requirements.

3).  Isolated and dedicated circuits per Tenant-Landlord agreement.

4).  Exit signs and emergency lights according to code.

Lighting:

2’ X 4” lay in fixtures installed one per 80’ sq.ft.

Mechanical:

Heated and cooled air sufficient to maintain temperature during the summer at 74 to 76 degrees and at a minimum of 70 degrees in the winter.

Plumbing:

Common area restrooms according to code.  One break room kitchen sink located per Landlord’s plan.

Walls:

Metal stud wall system with 5/8 inch sheetrock at 9’ foot height.

Ceilings:

Suspended 2’ X 4’ ceiling grid with standard acoustic tile.

Finishes:

Textured gypsum wallboard with flat paint.

Flooring:

Tenant to select from samples of carpet, tile, and vinyl provided by Landlord.

Landlord shall bill Tenant and Tenant shall promptly pay excess utility costs for Leased Premises calculated as follows:  excess electricity costs equals 1½ percent over the actual electricity costs allocated to the Leased Premises in accordance with the old building allocation methodology for each foot that the average ceiling height exceeds 9 feet.

The construction plans and the building standards list as approved by both parties and attached to the Lease shall constitute the Tenant finish-out and shall be provided by Landlord at Landlord’s cost.  Any excess finish-out or change orders shall be provided by Landlord at cost plus ten percent (10%) and paid by Tenant.

NOTE:  The penalty dates are changed from November and December to December and January.

EpicEdge

5508 Highway 290 West

Finish out Standards

Electrical:

1).  Main panel in Tenant’s space.

2).  Plugs and switches located according to Tenant requirements.

3).  Isolated and dedicated circuits per Tenant-Landlord agreement.

4).  Exit signs and emergency lights according to code.

Lighting:

2’ X 4” lay in fixtures installed one per 80’ sq.ft.  (This specification shall serve as the base building standard for the purpose of establishing allowances).

Mechanical:

Heated and cooled air sufficient to maintain temperature during the summer at 74 to 76 degrees and at a minimum of 70 degrees in the winter.

Plumbing:

Common area restrooms according to code.  One break room kitchen sink located per Landlord’s plan.

Walls:

Metal stud wall system with 5/8 inch sheetrock at 9’ foot height.

Ceilings:

Suspended 2’ X 4’ ceiling grid with standard acoustic tile.

Finishes:

Textured gypsum wallboard with flat paint.

Flooring:

Tenant to select from samples of carpet, tile, and vinyl provided by Landlord.

1).  Plans control.

2).  All finished wall, floor, ceiling treatment, doors & fixtures shall be mutually agreed upon by the parties within 5 working days of the date of execution.